EXHIBIT 10.1

AGREEMENT FOR PURCHASE AND SALE

IMPORTANT NOTE:

Certain information contained in the originally executed copy of the Agreement for Purchase and Sale has been omitted from the following Exhibit 10.1 pursuant to a request for confidential treatment delivered by the Registrant to the Office of the Secretary of the Securities and Exchange Commission simultaneously with the filing of this Form 10-Q.  The omitted information has been replaced with the symbol “***” to notify readers that such information has been omitted.  The omission of this information appears on many of the pages of the Agreement for Purchase and Sale, as well as the exhibits to the Agreement for Purchase and Sale.

The Registrant has separately filed in paper format with the Securities and Exchange Commission, together with the aforementioned request for confidential treatment, a complete version of the Agreement for Purchase and Sale, which does not omit any information for which confidential treatment is being sought.

TABLE OF CONTENTS

Section 1.	Definitions and Exhibits
1.1	Definitions
1.2	Exhibits

Section 2.	Purchase and Sale

Section 3.	Earnest Money
3.1	Earnest Money
3.2	Disbursement

Section 4.	Purchase Price
4.1	Purchase Price
4.2	Prorations

Section 5.	Title and Survey

Section 6.	Buyer’s Inspection
6.1	Document Inspection
6.2	Physical Inspection
6.3	Formal Inspection Period
6.4	Confidentiality
6.5	Non-Compete

Section 7.	Representations and Warranties
7.1	Representations
7.2	Buyer’s Representations
7.3	Miscellaneous
7.4	Reaffirmation

Section 8.	Operations Pending Closing

Section 9.	Conditions to Closing
9.1	Buyer’s Conditions Precedent
9.2	Seller’s Conditions Precedent

Section 10.	Closing
10.1	Time and Place
10.2	Seller Deliveries
10.3	Buyer Deliveries
10.4	Property Deliveries

Section 11.	Default and Remedies
11.1	Buyer’s Default
11.2	Seller’s Default
11.3	Limitation on Liability

Section 12.	Condemnation or Destruction

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12.1	Condemnation
12.2	Damage or Destruction
12.3	Termination
12.4	Deletion
12.5	Awards and Proceeds
12.6	Definition of Material

Section 13.	Assignment by Buyer

Section 14.	Deletion Due to Environmental Conditions

Section 15.	Brokers and Brokers’ Commissions

Section 16.	Notices

Section 17.	Disclaimer of Condition
17.1	Disclaimer
17.2	Effect and Survival of Disclaimer

Section 18.	Miscellaneous
18.1	Governing Law; Headings; Rules of Construction
18.2	No Waiver
18.3	Entire Agreement
18.4	Binding Effect
18.5	Amendments
18.6	Date For Performance
18.7	Recording
18.8	Counterparts
18.9	Time of the Essence
18.10	Severability
18.11	Attorneys’ Fees
18.12	Like-Kind Exchange
18.13	Publicity
18.14	Waiver of Trial by Jury

Section 19.	Miscellaneous Agreements
19.1	*** Annexation Agreement
19.2	*** Expansion Parcel
19.3	Form 8-K Filings
19.4	Pending Land Sale Property
19.5	*** Property
19.6	Right of First Refusals
19.7	Post Closing Tenant Finish
19.8	*** Condemnation
19.9	*** Tornado Damage
19.10	Tenants and Rights of First Offer
19.11	Easement Agreement

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19.12	Additional Consideration Owed by Seller to *** Investment Company
19.13	Potential Acquisition of Membership Interests
19.14	(). ***

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AGREEMENT FOR PURCHASE AND SALE

THIS AGREEMENT FOR PURCHASE AND SALE is made and entered into as of the 12th day of September, 2005 (“Effective Date”), by and among DUKE REALTY LIMITED PARTNERSHIP, formerly known as Duke-Weeks Realty Limited Partnership and successor by merger to Weeks Realty, L.P. (“DRLP”), Duke Realty Ohio, an Indiana general partnership (“DRO”), Edenvale Executive Center, L.L.C., an Indiana limited liability company (“EEC”), MV Minneapolis Lunar Pointe I, LLC, a Delaware limited liability company, Dugan Realty L.L.C., an Indiana limited liability company (“Dugan”), Weeks Development Partnership, a Georgia general partnership, DUKE CONSTRUCTION LIMITED PARTNERSHIP, an Indiana limited partnership (“DCLP”) (collectively, “Seller”), and FIRSTCAL INDUSTRIAL 2 ACQUISITION, LLC, a Delaware limited liability company, as purchaser (“Buyer”).

W I T N E S S E T H  T H A T:

WHEREAS, Buyer wishes to purchase, and Seller wishes to sell, the Property (as hereinafter defined), but only upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of Ten Dollars ($10.00), the Earnest Money, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1.         Definitions and Exhibits.

1.1           Definitions.  For purposes of this Agreement, each of the following terms, when used herein with an initial capital letter, shall have the meaning ascribed to it as follows:

Additional Rent Expenditures.  As defined in Section 4.2.7.

Agreement.  This Agreement for Purchase and Sale.

Assignment.  An Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit I.

Bill of Sale.  The Bill of Sale to be executed by Seller substantially in the form attached as Exhibit C.

Broker.  The brokers described in Section 15 hereof.

Building/Buildings:.  The Building located on the Land and having the address shown on Exhibit A, attached hereto and by this reference made a part thereof.  Unless otherwise specifically provided herein, the terms, conditions, representations, warranties and covenants of this Agreement relating to the Buildings shall be applied separately to the portion of the Buildings included in each Project.

Closing.  The closing and consummation of the purchase and sale of the Property pursuant hereto.

Closing Date.  September 30, 2005.

Closing Statement.  As defined in Section 10.2(f).

Commission Agreement.  Each agreement for leasing commissions for the Leases or executed or amended by Seller after the Effective Date in compliance with the provisions of Section 8 of this Agreement.

Confidentiality Agreement.  That certain Confidentiality Agreement dated April 28, 2005 executed by Buyer in favor of Seller concerning the Property.

Effective Date.  The date upon which this Agreement shall be deemed effective, which shall be the date first above written.

Deed.  The Limited/Special Warranty Deed to be executed by Seller substantially in the form attached hereto as Exhibit F.

Delinquent Rents.  As defined in Section 4.2.1(ii).

Earnest Money.  TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) together with any interest earned thereon.

Escrow Agent.  First American Title Insurance Company is acting as Escrow Agent pursuant to the terms and conditions of the Escrow Agreement and Section 3 hereof.

Escrow Agreement.  That certain Escrow Agreement of even date herewith among Seller, Buyer and Escrow Agent referred to in Section 3 hereof substantially in the form attached hereto as Exhibit B and by this reference made a part hereof.

Guarantor or Guarantors.  Each guarantor of any of a Tenant’s duties and obligations under such Tenant’s Lease (collectively, the “Guarantors”).

Guaranty or Guaranties.  Each guaranty presently in effect of all or any of a Tenant’s duties and obligations under a Lease (collectively, the “Guaranties”).

Improvements.  The Building and any other buildings, structures and improvements located upon the Land, including Seller’s interest, if any, in all systems, facilities, fixtures, machinery, equipment and conduits to provide fire protection, security, heat, exhaust, ventilation, air conditioning, electrical power, light, plumbing, refrigeration, gas, sewer and water thereto (including all replacements or additions thereto between the date hereof and the Closing Date).  Unless otherwise specifically provided herein, the terms, conditions, representations, warranties and covenants of this Agreement relating to the Improvements shall be applied separately to the portion of the Improvements included in each Project.

Inspection Date.  September 6, 2005.

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Land.  All that tract or parcel of land described by street address or acreage in Exhibit A attached hereto and by this reference made a part hereof and all privileges, rights, easements, hereditaments and appurtenances thereto belonging, and all right, title and interest of Seller in and to any streets, alleys, passages and other rights of way included therein or adjacent thereto (before or after the vacation thereof).  Unless otherwise specifically provided herein, the terms, conditions, representations, warranties and covenants of this Agreement relating to the Land shall be applied separately to the portion of the Land included in each Project.

Lease; Leases.  Each lease of space within the Improvements and any amendments thereto (a) in force and effect as of the Effective Date, and/or (b) executed by Seller after the Effective Date in compliance with the provisions of Section 8 of this Agreement.  Unless otherwise specifically provided herein, the terms, conditions, representations, warranties and covenants of this Agreement relating to the Leases shall be applied separately to the portion of the Leases related to each Project.

Lease List.  The list of Leases attached hereto as Exhibit D or any version thereof that is updated pursuant to Section 8 of this Agreement.

Permitted Title Exceptions.  (i) The liens of unpaid taxes and any owners’ association assessments not yet due and payable; (ii) matters that are disclosed by the Surveys and to which Buyer does not object in accordance with Section 5 of this Agreement; (iii) those matters disclosed on the Title Commitment or that affect title to the Property and about which Buyer is advised, in writing, prior to the Inspection Date, but about which Buyer does not object, or to which objection Buyer waives, pursuant to Section 8 of this Agreement; (iv) the rights of Tenants, as tenants only; and (v) any matters created or caused by Buyer.

Personal Property.  Seller’s interest in any tangible personal property located on the Property and used in connection with operation and maintenance of the Improvements.

Project.  See definition of “Seller” below.  Unless otherwise specifically provided herein, conditions, representations, warranties and covenants of this Agreement relating to the Property shall be applied separately to each Project comprising the Property.

Property.  All of Seller’s right, title and interest in, to and under the following property: (i) the Land; (ii) the Improvements; and (iii) all rights of way or use, trade names and marks (excluding any right to the name “Duke” or “Weeks”), tenements, hereditaments, appurtenances and easements now or hereafter belonging or pertaining to any of the foregoing, except those, if any, hereinafter expressly reserved to Seller in accordance with the terms of this Agreement.

Purchase Price.  ONE BILLION, ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,001,500,000.00) for the developed Property plus SEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($7,500,000.00)] for the undeveloped Property.

Rent.  The total amount of base or fixed rent, overage rent (including, without limitation, percentage rents, consumer price index escalation payments and other similar rental payments in excess of fixed, minimum and base rents under the Leases, whether finally

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determined before or after the expiration of the fiscal years under various Leases), estimated payments of taxes and operating expenses and other amounts under the Leases, but excluding real estate taxes required to be paid by Tenants pursuant to the Leases (either directly or by reimbursement to the landlord), as opposed to estimated amounts therefor payable to the landlord as additional rent.

Security Deposits.  Any and all security deposits held by Seller as shown on the Lease List, and whether in the form of cash or a letter of credit.

Seller.  The Seller for each separately owned component of the Property (each, a “Project”) shall be the owner or owners listed for such Project in Exhibit A.  Any documents to be delivered by Seller or any representations and covenants, or warranties made by Seller in this Agreement shall apply to each Seller as it relates to the Project owned by that Seller only.

Seller Deliveries.  Seller’s existing plans and specifications for the Building, if any; any environmental reports and data prepared by third parties and in Seller’s possession; Seller’s existing surveys of the Property; the Leases; the Guarantees; the Service Contracts; the Commission Agreements; and those other materials delivered to or made available to Buyer or its partners, employees, agents and consultants by Seller as described in Exhibit O and as may be posted on the Broker’s website for this transaction, to which website Buyer has been provided access.

Service Contracts.  All of the service or management contracts, equipment, labor or material contracts, maintenance or repair contracts or other agreements that are in force and effect and affect the Property or the operation, repair or maintenance thereof that are (i) listed as service contracts on Exhibit J, or (ii) executed or amended by Seller after the Effective Date in compliance with the provisions of Section 8 of this Agreement.

Survey.  An ALTA survey of the Land and Improvements made in accordance with the 1999 “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys” with Table A Numbers 1, 2, 3, 4, 7a, 7b(i), 8, 9, 10, 11(b), 13, 14, 15, 16, 17, 18 and 20 included Such Survey shall be delivered to Buyer within five (5) business days after the Effective Date.

Tax Refund.  As defined in Section 4.2.2(iii).

Tenant or Tenants.  Each Tenant that has executed a Lease.

Tenant Estoppel Certificate.  An estoppel certificate executed by a Tenant substantially in the form attached hereto as Exhibit M or the form required by the particular Tenant’s Lease.

Title Commitment.  Commitment(s) issued by the Title Insurer for an owner’s policy of a title insurance (in the form most recently adopted by ALTA) in the amount of the Purchase Price, covering title to the Property, and showing Seller as owner of the Property and made available to Buyer through the Title Insurer’s Fast Closer electronic system..

Title Insurer.  First American Title Insurance Company, 30 North LaSalle Street, Chicago, IL  60602.

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Vendor or Vendors.  Each vendor or broker with whom Seller has executed a Service Contract or Commission Agreement.

1.2           Exhibits.  Attached hereto and forming an integral part of this Agreement are the following exhibits, all of which are incorporated into this Agreement as fully as if the contents thereof were set out in full herein at each point of reference thereto:

Exhibit A -	Description of Buildings and Land
Exhibit B -	Escrow Agreement
Exhibit C -	Bill of Sale
Exhibit D -	Lease List
Exhibit E -	Disclosure Schedule
Exhibit F -	Form of Limited Warranty Deed
Exhibit G -	Non-Foreign Certificate
Exhibit H -	Notice to Tenants
Exhibit I -	Assignment and Assumption Agreement
Exhibit J -	List of Service Contracts
Exhibit K -	Officer’s Certificate
Exhibit L -	Notice to Vendors
Exhibit M -	Form of Tenant Estoppel Certificate
Exhibit N -	Form of Seller’s Estoppel Certificate
Exhibit O -	Seller’s Deliveries
Exhibit P -	Pending Land Sale Property
Exhibit Q -	Depiction of *** Land
Exhibit R -	ROFR Property
Exhibit S -	Market Rates of Leasing Commissions
Exhibit T -	Monthly Over The Term Leasing Commissions
Exhibit U -	Sample Rent Roll
Exhibit V	Phase II Property

Section 2.         Purchase and Sale.

Subject to and in accordance with the terms and provisions of this Agreement, Seller agrees to sell and Buyer agrees to purchase the Property.  In connection therewith and subject to and in accordance with the terms and provisions of this Agreement, Seller shall also (a) convey to Buyer the Personal Property pursuant to the terms of the Bill of Sale, and (b) assign to Buyer, and Buyer shall assume, the Leases, Guaranties, Service Contracts, Commission Agreements (as well as the other property described in the Assignment), pursuant to the terms of the Assignment, but subject to any rights provided to Buyer under this Agreement to elect not to accept an assignment of, and to assume, any of the Service Contracts described in this clause (b).

Section 3.         Earnest Money.

3.1           Earnest Money.  Within three (3) business days after the execution of this Agreement by both Seller and Buyer, Buyer shall deposit with Escrow Agent the Earnest Money which, together with any interest or other income earned thereon, shall be held, invested and disbursed pursuant to the respective terms and provisions hereof and of the Escrow Agreement.

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3.2           Disbursement.  The Earnest Money shall be disbursed by Escrow Agent at Closing to Seller as a portion of the Purchase Price unless otherwise disbursed pursuant to this Agreement.  Whenever the Earnest Money is, by the terms hereof, to be disbursed by Escrow Agent, Seller and Buyer agree promptly to execute and deliver such notice or notices as shall be reasonably necessary to authorize Escrow Agent to make such disbursement, except as otherwise expressly provided in the Escrow Agreement with respect to a disbursement of the Earnest Money on or prior to the Inspection Date.

Section 4.         Purchase Price.

4.1           Purchase Price.  The Purchase Price, as adjusted by the prorations provided in Section 4.2 hereof and less the Earnest Money shall be paid by Buyer to Seller at the Closing in United States dollars, by Federal Reserve System wire transfer or other immediately available funds acceptable to Seller to an account or accounts designated in writing by Seller prior to the Closing.  Seller shall be solely responsible for the apportionment and disbursement of the net proceeds of Closing among and between the various entities comprising the Seller.

4.2           Prorations.  At the Closing, Buyer and Seller shall prorate all items of income and expenses relating to the Property based upon Buyer’s and Seller’s respective periods of ownership for the calendar year in which the Closing occurs with Buyer treated as the owner of the Property as of 12:01 a.m. on the Closing Date.  Such prorations shall include, without limitation:

4.2.1                Rents.

(i)            Closing.  Except as provided in subparagraph (ii) below, Seller shall pay or credit to Buyer (with respect to periods from and after the Closing Date), if, as and when the same shall be received:  (A) all Rent paid by Tenants under the Leases for the calendar month in which the Closing occurs, prorated for the number of days during such calendar month from, including and after the Closing, and (B) all prepaid and overpaid Rents of all Tenants under the Leases, to the extent actually paid by Tenants to Seller on or prior to the Closing Date.  At Closing, no Delinquent Rents (as defined below) outstanding for the month in which Closing occurs shall be prorated in favor of either Seller or Buyer.  Buyer will indemnify and hold harmless Seller, its successors and assigns, from and against any liability (including, without limitation, reasonable attorneys’ fees and costs) arising from Buyer’s failure to account properly to Tenants for prepaid and overpaid Rents to the extent actually identified as such by Seller and credited to Buyer by Seller at Closing; and Seller shall indemnify and hold harmless Buyer, its successors and assigns from and against any liability (including, without limitation, reasonable attorneys’ fees and costs) arising from Seller’s failure to credit to Buyer, at Closing, prepaid and overpaid Rents actually delivered to Seller by Tenants.  Such indemnities shall survive the Closing Date and shall not merge into any documentation delivered at Closing.

(ii)           Post-Closing.  After the Closing, Buyer shall make good faith efforts to collect all unpaid Rents for any period prior to the Closing, provided that Buyer shall have no obligation to institute litigation or terminate any Leases in connection with any such collections.  Any Rents due and owing Seller before the Closing Date by

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Tenants under the Leases that are unpaid at the Closing, are herein called “Delinquent Rents”.  Following Closing, rental and other payments received by Buyer or Seller from Tenants shall be first applied toward any Rents due and owing to Buyer for any period of time following the Closing; second, to the actual out-of-pocket costs of collection incurred by Buyer and paid to third parties; third, such Rents shall be applied toward the payment of any Rents due during the month of Closing; and fourth, to any Delinquent Rents owed to Seller.  Seller shall have and reserves the right to pursue any remedy available to Seller at law or in equity against any Tenant owing Delinquent Rents, provided that Seller shall in no event institute any proceeding to evict or dispossess a Tenant from the Property.  Buyer may, by written notice to Seller, restrict Seller from collecting such Delinquent Rents, but only if Buyer first pays Seller such Delinquent Rents in exchange for Seller’s assignment to Buyer of all of Seller’s rights and causes of action with respect thereto.  The provisions of this 4.2.1(ii) shall survive the Closing and shall not merge into any documentation delivered at Closing.

4.2.2        Real Estate Taxes.  All real estate taxes levied against the Property (collectively, “Taxes”) shall be prorated between Buyer and Seller on a cash basis, (i.e. those Taxes for which final bills are issued in the calendar year in which the Closing occurs and that become due and payable in the year in which the Closing occurs will be prorated between Buyer and Seller regardless of the tax, fiscal or calendar year during which such Taxes accrued).  If the actual amount of Taxes due and payable in the year of Closing is not ascertainable as of the Closing Date, proration of Taxes shall be based upon the most currently available bill for such Taxes, and shall be reprorated when the actual final bill is available, in accordance with Section 4.2.7.  Such reproration obligation shall survive the Closing and shall not merge into any documentation delivered at Closing.  Notwithstanding the foregoing, but subject to the provisions of Section 4.2.7, there will be no proration for Taxes to the extent a Project is leased to a single Tenant and such Tenant’s respective Lease requires that Tenant to pay Taxes, whether directly or by reimbursement to Seller, rather than paying estimated amounts therefor to Seller as additional rent.  Buyer shall pay all Taxes due and payable after Closing, and reconciliations with Tenants for Taxes due and payable during calendar year 2005 shall be responsibility of Buyer post-Closing, pursuant to, and in accordance with, Section 4.2.7 below.  In no event shall Seller be charged with or responsible for any increase in the Taxes resulting from an increase in the assessed valuation of any Project, which increase occurs as a result of the sale of the Property or from any improvements first made or Leases first entered into on or after the Closing Date; provided, however, that Seller nevertheless acknowledges that Taxes may increase due to changes in assessed valuation and/or in tax rates, without the change in assessed valuation being attributable to the sale of a Project or any post-Closing leasing or improvements thereon.

(i)            Delinquent Taxes.  Seller shall pay to the applicable tax authorities at or prior to the Closing all Taxes and assessments with respect to the Property which are delinquent as of the Closing.

(ii)           Prepaid Taxes.  If any portion of any other assessments (e.g. special assessments and specifically excluding Taxes) paid by Seller with respect to the Property at or prior to the Closing, determined on a cash (rather than accrual) basis, relate

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to any time including or after the Closing Date, Buyer shall pay to Seller at the Closing the proportionate amount of such other assessments paid by Seller, based upon (x) the period of time to which such other assessment applies and (y) the Closing Date.

(iii)          Tax Refunds.  All refunds of Taxes received by Seller or Buyer after the Closing with respect to the Property (“Tax Refund”) shall be applied (A) first, to Seller or Buyer, as the case may be, to the extent of third party expenses incurred by either party in protesting and obtaining such Tax Refund, (B) second, to Buyer to the extent that such Tax Refund is required to be paid to (or credited against other amounts payable by) the Tenants under the Leases, and (C) third, (x) to Seller if such Tax Refund is for any period which ends before the Closing Date, (y) to Buyer if such Tax Refund is for any tax period which commences after the Closing, and (z) with respect to any Tax Refund that applies to a period of time that elapses prior to, inclusive of, and subsequent to, the Closing Date, to Seller and Buyer, prorated on a per diem basis.  If Seller or Buyer receives any Tax Refund, then each shall retain or pay such amounts (or portions thereof) in order that such payments are applied in the manner set forth in this Subsection.  Buyer hereby agrees to execute all consents, receipts, instruments and documents which may reasonably be requested in order to facilitate settling any tax appeal proceeding commenced by Seller prior to the Closing Date and collecting the amount of any Tax Refund, provided that no liability or obligation is imposed on Buyer in connection with, or as a result of, the execution and delivery of such documents.  Prior to the Inspection Date, as part of the Seller Deliveries, Seller shall deliver to Buyer a schedule of any and all tax appeal proceedings, protests or contests that Seller has filed (or that have been filed on behalf of Seller) and that may result in the issuance of a Tax Refund.  The provisions of this 4.2.2(iii) shall survive the Closing and shall not merge into any documentation delivered at Closing.

(iv)          Installments.  Seller’s prorated portion of any special assessments shall be determined assuming payment over the longest period of time (without imposition of interest or penalty) permitted by the applicable taxing authorities.

4.2.3                Utilities.  Prior to the Closing, Buyer shall notify each of the utility companies which provide services to the Property of the scheduled transfer of the Property on the Closing, and shall make appropriate arrangements with the utility companies to bill Seller for services provided before the Closing, and to bill Buyer for services provided from and after the Closing.  If, despite Buyer’s reasonable efforts, such arrangements cannot be made as of the Closing, then Seller and Buyer shall mutually and reasonably cooperate with one another to make the appropriate arrangements promptly after the Closing, and promptly after such arrangements are made, and final utility bills are issued, Buyer shall pay to Seller an amount equal to the cost of the services that were billed to Seller for the period from and after Closing, and Seller shall pay the same to the appropriate utility company.  The provisions of this Section 4.2.3 shall survive the Closing.

4.2.4                Service Contracts.  At the Closing and with respect to those of the Service Contracts that shall be assigned to Buyer at Closing, (i) Seller shall pay or grant to Buyer, as a credit against the Purchase Price, the amount of accrued and

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unpaid charges for services rendered before the Closing Date, prorated on a per diem basis, and (ii) Buyer shall pay to Seller the amount of prepaid charges for services rendered from and after the Closing prorated on a per diem basis.

4.2.5                Tenant Security Deposits.  Buyer shall receive a credit (or Seller shall pay to Buyer) at Closing in an amount equal to the total amount of cash Security Deposits shown on the Lease List, less portions thereof which were applied by Seller prior to the Effective Date and in accordance with the applicable terms of the Leases.  Seller hereby covenants and agrees that it shall deliver to Buyer, among the Seller Deliveries, a true and complete schedule of all Security Deposits held by Seller as of the Effective Date.  Notwithstanding anything to the contrary set forth in this Agreement, Seller may not apply any Security Deposits against any Delinquent Rents after the Effective Date.  At least five (5) days prior to the Inspection Date, Seller shall provide Buyer with a schedule of the Security Deposits held by Seller in the form of a letter of credit rather than cash, and Seller shall also provide Buyer with true and complete copies of all such letters of credit.  Seller shall cause such transfers to be fully effected (at Seller’s expense) as soon after Closing as possible, it being understood and agreed that Seller shall either cause each such letter of credit to be amended in order to name Buyer as the beneficiary thereunder or to cause such letter of credit to be reissued in the same form and substance except to name Buyer as its sole beneficiary.  Prior to such amendment or reissuance of each and every letter of credit constituting a portion of the Security Deposits, Seller hereby covenants and agrees that, from and after the Closing Date, and if, as and when Buyer advises Seller that Buyer desires that Seller present and draw upon any such letter of credit (given that Seller, rather than Buyer, is its beneficiary), Seller shall promptly and fully cooperate with Buyer (but at no out-of-pocket expense to Seller) to make such presentation and draw upon any letter of credit requested by Buyer and to immediately deliver the proceeds thereof to Buyer.  The provisions of this Section 4.2.5 (regarding letters of credit) shall survive the Closing and shall not merge into any documentation delivered at Closing.

4.2.6                CC&Rs; REAs; Owners Associations; and Assessments.  If any Project is located in a business park which is either or both (a) encumbered by a declaration of covenants, conditions and restrictions (“CC&Rs”) or a reciprocal easement agreement (“REA”), or similar document and (b) governed by an owners association, then:  (i) at or prior to Closing, Seller shall make reasonable efforts to procure from the association (or the declarant under the CC&Rs or REA, as the case may be) and deliver to Buyer an estoppel letter that confirms the timely compliance, by Seller and the relevant Project, with (x) the obligation (if any) to pay any assessments due to the association (“Assessments”) by Seller, or with respect to its Project (e.g. a so-called “paid assessments” confirmation), and (y) any other obligations imposed on either or both of Seller and its Project under any applicable association by-laws, CC&Rs, REA or similar document encumbering the Project; and (ii) if any Assessments are due and payable with respect to a Project, then at the Closing:  (A) if such charges are payable after the Closing Date for a period before the Closing Date, Seller shall pay to Buyer an amount equal to the amount of such charges allocated to the period before the Closing Date prorated on a per diem basis,

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and (B) if such charges were paid before the Closing Date for a period from and after the Closing Date, Buyer shall pay to Seller an amount equal to the amount of such charges reasonably allocated to the period from, including and after the Closing prorated on a per diem basis.  At Closing, Seller shall resign its position as officer(s) and/or as board member(s) of any owner’s association that Seller held as owner of the Property.  If Seller is the declarant under any owner’s association, or manages the owners’ association for any portion of the Property, and after the Closing Date, Seller shall no longer retain at least a fifty-one percent (51%) interest in all of the land that is subject to the owners’ association, then promptly after the Closing Date, Seller shall reasonably cooperate with Buyer to transfer all such management responsibilities for such owners’ association(s) to Buyer, subject to any requirements that are imposed under the applicable agreements governing the owners’ association.

4.2.7                Reconcile Post-Closing.  Buyer and Seller shall work together after Closing to promptly transition the invoices for the Property.  The amount of payments by Seller or Buyer under this Section 4.2 may have been based on estimates of applicable amounts.  Except as otherwise expressly provided herein, if any payments by Seller or Buyer at the Closing under this Section 4.2 are based on estimates, then, when the actual amounts are finally determined, Seller and Buyer shall recalculate the amounts that would have been paid at the Closing based on both (a) such actual amounts and (b) additional rent payments actually received from Tenants (whether received by Seller or by Buyer), and Seller or Buyer, as the case may be, shall make an appropriate payment to the other based on such recalculation.  Each of Seller and Buyer shall be responsible for preparing a reconciliation of all those items that are subject to proration under this Section 4.2, and each of their respective reconciliations shall be only for their respective periods of ownership of the Property during calendar year 2005.  Seller has advised Buyer that Seller currently anticipates that it shall complete its reconciliation (“Seller’s Reconciliation”) on or before December 31, 2005, at which time Seller shall submit its billings for such reconciliation to the Tenants whose Lease terms are in effect prior to the Closing Date.  The Tenant Notice Letters (defined below) shall advise the Tenants that they shall receive separate and district 2005 reconciliation billings from each of Seller and Buyer.  Seller shall deliver to Buyer a true and complete copy of Seller’s Reconciliation promptly upon completion thereof.  Additionally, simultaneously with Seller’s delivery to Buyer of Seller’s Reconciliation, Seller shall also deliver to Buyer copies of the back-up documentation (e.g. general ledger) upon which Seller relied in its preparation of Seller’s Reconciliation.  If Buyer then receives from any of the Tenants payments that are specifically marked as constituting such Tenants’ respective payment due to Seller pursuant to Seller’s Reconciliation, or if it is otherwise reasonably apparent to Buyer that a payment received by Buyer from a Tenant is intended to pay the sum that such Tenant then owes Seller, pursuant to Seller’s Reconciliation, Buyer shall promptly deliver such payments to Seller.   Seller shall both (i) make appropriate representatives of Seller available, from time to time, upon Buyer’s request, to respond to Tenant inquiries about Seller’s Reconciliation; and (ii) promptly deliver to Buyer, upon Buyer’s request, true and complete copies of any invoices required to evidence and support any charges made to a Tenant pursuant to Seller’s Reconciliation if such Tenant challenges or contests the reconciliation billing

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delivered to such Tenant by Seller pursuant to Seller’s Reconciliation.  In the event of any subsequent adjustments in the final determination of additional rent owed by Tenants under the Leases for calendar year 2005 based upon the resolution by Seller, Buyer and Tenant of any dispute or contest of such amounts brought by Tenant pursuant to the terms of its Lease, Seller and Buyer shall promptly readjust between themselves the actual amounts owed for such calendar year, based upon such adjusted determination of additional rent owed by such Tenant.  In addition to the foregoing arrangements, Seller hereby covenants and agrees that (1) prior to Closing, and (2) with respect to capital expenditures made by Seller at or for the Property during the two (2) year period preceding the Closing Date,  and (3) if those capital expenditures are being billed through to the Tenants on an amortized basis, Seller shall deliver to Buyer true and complete copies of Seller’s general ledger reflecting these capital expenditures and the amortization thereof.  The provisions of this Section 4.2.7 shall survive the Closing and shall not merge into any documentation delivered at Closing.

4.2.8                Closing Date.  If the Earnest Money and balance of the Purchase Price is not delivered to the Title Insurer, in its capacity as escrow agent for the Closing, before 2:00 p.m. E.S.T. on the Closing Date, then the payments required to be made by Seller or Buyer under this Agreement shall be determined assuming that the Closing Date occurred on the day after the actual Closing.

4.2.9                Leasing Costs.  At or prior to Closing, Seller shall pay (a) any leasing commissions due and payable on or before the Closing Date under the Leases and (b) any leasing commissions due and payable over the original term of any Lease existing as of July 25, 2005, but excluding those “monthly over the term” leasing commissions due after the Closing Date with respect to those Leases with those Tenants listed on Exhibit S attached hereto.  Notwithstanding anything to the contrary in the previous sentence, Buyer shall be responsible for (and shall reimburse Seller at Closing) for any amounts expended by Seller relating to:  (i) leasing commissions and tenant improvement costs in connection with any extension or renewal of the term of a Lease (x) exercised after July 25, 2005 to the extent attributable to periods from and after the Closing Date and (y) about which Seller advises Buyer, in writing, prior to the Inspection Date (including without limitation, payment of the Seller Commission, as defined below), (ii) leasing commissions and tenant improvement costs in connection with any new lease or Lease amendment (if such amendment provides for a renewal of the applicable Lease term or an expansion of the applicable Tenant’s leased premises) executed by Seller or any Commission Agreement agreed to by Seller (or amendments thereto) after July 25, 2005, but only if and to the extent that such new lease, lease amendment or Commission Agreement is executed in compliance with the provisions of Section 8 of this Agreement (including without limitation, payment of the Seller Commission); and (iii) the Seller Commission for both (x) new leases entered into within three (3) months after Closing with tenants which Seller or its affiliates initially procured and actively pursued as prospects for the subject Project during the three (3) month period preceding the Closing, and then only if such new tenant is included on the Protected Tenant List, as defined below, and (y) lease amendments providing for either or both of renewals of any Leases that are in effect on the Effective Date, and expansions of leased premises leased to

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Tenant under Leases in effect on the Effective Date, if such lease amendments are entered into within three (3) months after the Closing.  Seller shall provide Buyer with a listing of all such tenant prospects at Closing (the “Protected Tenant List”).  Any leasing commissions payable hereunder by Buyer to Seller or its affiliates shall be paid at the rate set forth in the Commission Agreements; provided, however, that if no Commission Agreement exists, the amount payable to Seller shall be at the market rates set forth on Exhibit S attached hereto and incorporated herein by this reference; provided, however, that if there is an outside broker that is also due a commission in connection with the applicable lease or lease amendment, then Seller shall be paid only fifty percent (50%) of such amounts (collectively, “Seller Commission”).  Notwithstanding anything contained herein to the contrary, after the Closing Date, Buyer agrees to assume the obligation to pay those “monthly over the term” leasing commissions as set forth on Exhibit S or as otherwise specifically identified to Buyer by Seller prior to the Closing in connection with any new Lease executed after the Effective Date and pursuant to the requirements of Section 8.  Notwithstanding anything contained herein to the contrary, in the event that any Lease or written commission agreement to which Seller is a party provides that Seller is obligated to pay a commission to a broker, at a future date, based upon the applicable Tenant’s future expansion of its respective leased premises or upon such Tenant’s renewal or extension of its Lease term, but (x) such broker is not then actually involved in any such future expansion of leased premises or future extension or renewal of such Lease term (“Uninvolved Broker”) and (y) Buyer is obligated to pay a leasing commission to a third party broker who is (aa) involved in that future expansion or extension of such Lease and (bb) identified, in writing, by the applicable Tenant as such Tenant’s exclusive broker, then Seller shall remain obligated to pay, and shall promptly pay, the commission due the Uninvolved Broker.  This obligation imposed under this Section 4.2.9 shall survive Closing.

4.2.10              Closing Costs.  Buyer shall pay the cost of an owner’s policy of title insurance, search charges, costs for extended coverage and any endorsements to the title insurance policy, costs for recording the Deed, the cost of any lender’s policy of title insurance, the cost of the Survey, all escrow or closing agent charges, all costs associated with any encumbrance Buyer places on the Property at Closing, all costs of Buyer’s due diligence (except as otherwise specifically provided in this Agreement), and any other costs not expressly required to be paid by Seller pursuant to this Agreement.  Seller shall pay for state, county and municipal transfer taxes and documentary stamps.  Each of Seller and Buyer shall pay 50% of the third party costs incurred in order to transfer to Buyer those warranties that shall be assigned to Buyer pursuant to the Assignment (including, but not limited to, roof warranties).  Each party shall pay its own attorneys.  Brokerage commissions shall be paid as set forth in Section 15.  The obligations of the parties to pay applicable escrow or closing charges shall survive the termination of this Agreement.

4.2.11              *** Property Debt.  At Closing, Seller shall credit to Buyer an amount sufficient to pay off and release the *** debt encumbering the Property *** on Exhibit A (“*** Debt”) (plus one per diem day), and Buyer shall pay off and cause to be released from the record the *** Debt as of the day of Closing.  Seller shall

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provide Buyer with a pay-off letter for the *** Debt from ***  (“Lender”) prior to Closing.  Seller agrees to pay  (by way of a credit to Buyer on the Closing Date), any “yield maintenance penalty” imposed by Lender or any other amount imposed or required by Lender as a condition to the prepayment of the *** Debt.  Seller (the “Indemnifying Party”) agrees to indemnify, protect, and hold harmless Buyer and Buyer’s assigns (the “Indemnified Party”), and each of them, for any and all costs, expenses, claims, fines, penalties, or damages incurred by or asserted against the Indemnified Party, including but not limited to attorneys’ fees and court costs, by either Lender or any other person or entity resulting from or arising out of the payment and release of the *** Debt as aforementioned.  Notwithstanding the foregoing, Seller shall have the right, as an alternative to Buyer’s payment of the *** Debt as set forth in this Section 4.2.11 to pay and release the *** Debt at or prior to Closing.  If Seller does not elect to prepay the *** Debt, in full, prior to Closing, then the provisions of this Section 4.2.11 shall survive the Closing and shall not merge into any documentation delivered at Closing.  Seller and Buyer acknowledge and agree that the lien of the *** Debt shall constitute a Permitted Title Exception that is subject to the provisions of this Section 4.2.11.

Section 5.         Title and Survey.

Prior to the Inspection Date, Seller shall identify (and advise Buyer, in writing, of) any easements or similar agreements Seller shall need to record prior to, or at Closing, to retain any rights on any of its property not being sold to Buyer.  All such easements and similar agreements shall be subject to Buyer’s prior written approval, which approval shall not be unreasonably withheld.  Buyer will have until 6:00 p.m. E.S.T. on the date that is two (2) business days prior to the Inspection Date (“Title Objection Deadline”) to examine title to the Property and the Survey and give written notice to Seller of any objections to the title or the Survey which Buyer may have (“Title Objections”).  If Buyer fails to timely so advise Seller of any Title Objections, Buyer shall be deemed to have waived such right to object to any title exceptions or defects.  Seller shall review any comments Buyer provides to Seller in writing regarding its Title Objections.  On or before the Inspection Date, Seller shall respond to any Title Objections that are timely delivered to Seller by Buyer.  If Seller’s response to any of Buyer’s Title Objections is not acceptable to Buyer, then Buyer may elect, by written notice to Seller, on or before 6:00 p.m. E.S.T. on the Inspection Date, either to (a) terminate this Agreement, in which case the Earnest Money shall be returned to Buyer by Escrow Agent, and the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination, or (b) waive its objections hereunder and proceed with the transaction pursuant to the remaining terms and conditions of this Agreement.  If Buyer fails to timely advise Seller of its election, it shall be deemed to have elected the option contained in subpart (b) above.  In the event that (i) Buyer advises Seller of Title Objections on or before the Title Objection Deadline, and (ii) some or all of the Title Objections remain outstanding and unresolved to Buyer’s satisfaction (or uncured) on the Inspection Date (the “Outstanding Title Objections”), but Buyer does not elect to terminate this Agreement pursuant to (a) above, then Seller hereby covenants and agrees that, from and after the Inspection Date and continuing to the Closing Date, Seller shall use reasonable and good faith efforts to address and resolve (or cure) the Outstanding Title Objections.  Seller is not obligated to actually resolve and cure those Outstanding Title Objections, but rather, to act reasonably and in good faith in an effort to do so.  It shall, however,

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be a condition precedent to Buyer’s obligation to close hereunder that the Title Policies (as defined in Section 9.1(d) below) include, among other coverages, the following endorsements:  ALTA 3.1 zoning (modified), with parking, for improved Projects and ALTA 3.0 zoning (modified) for undeveloped Projects; CLTA 103.11 or ALTA Form 17 Access and Entry (or ALTA Form 17.1 Indirect Access and Entry, as the case may be); CLTA 116.1 (so-called “same-as”); ALTA 9.2 REM (owner’s comprehensive); and utilities facilities for improved Projects (collectively, the “Endorsements”).  Notwithstanding the foregoing, however, Buyer acknowledges and agrees that (x) no zoning Endorsements will be issued with respect to any Projects located in Florida; and (y) the issuance of all Endorsements in the prescribed forms shall be subject to whatever limitations are applicable in those of the states in which Projects are located and that are “filed rate” jurisdictions, and as a result, in such filed-rate jurisdictions, certain of the Endorsements shall be issued in the substantive forms filed with, and approved by, the applicable insurance commissioner in such jurisdiction, rather than the forms specified above.  Buyer shall have the right at any time to waive any Title Objections that it may have made and, thereby, to preserve this Agreement in full force and effect.  Notwithstanding anything contained herein to the contrary, Seller shall satisfy and discharge, at Seller’s sole cost, all liens (e.g. mortgage, tax, judgment and mechanics) on or before Closing or cause the Title Company to insure over such lien at Closing (in form and substance reasonably satisfactory to Buyer), except for the *** Debt described in Subsection 4.2.11 above.  If, as of Closing, Seller fails to satisfy, in full, all liens encumbering the Property, except that of the *** Debt, then Buyer may deduct from, and set off against, the Purchase Price, those sums required to satisfy, in full, all liens then encumbering the Property, except that of the *** Debt, as it shall be satisfied in accordance with Section 4.2.11  Seller shall convey fee simple title to the Property to Buyer by the Deed.

Section 6.         Buyer’s Inspection.

6.1           Document Inspection.  Buyer and Seller acknowledge that Buyer shall inspect the Property and shall examine, review and inspect the Seller Deliveries.  Seller hereby covenants and agrees that Seller shall deliver to Buyer or give Buyer access to all of the Seller Deliveries.  Seller shall not intentionally withhold from Buyer any or all of the Seller Deliveries.  Seller does not make any representation or warranty with respect to the accuracy of any of the Seller Deliveries that have been prepared by third parties, rather than by Seller.  Seller does represent and warrant, that to the best of its knowledge, all of the Seller Deliveries prepared by Seller, itself, are accurate, in all material respects.

6.2           Physical Inspection. Subject to the Leases, any restrictions under any restrictions of record and applicable laws, Buyer and its agents shall have the right, from time to time prior to the Closing during normal business hours, to enter upon the Property to examine the same and the condition thereof, and to conduct such surveys and to make such engineering and other inspections, tests and studies as Buyer shall determine to be reasonably necessary, all at Buyer’s sole cost and expense, including, without limitation, a Phase I environmental report and a roof survey and report.  Notwithstanding the foregoing, Buyer shall not conduct or allow any physically intrusive testing of, on or under the Property without Seller’s prior written consent, which consent shall not be unreasonably withheld or delayed.  Buyer agrees to give Seller reasonable advance notice of such examinations or surveys and to conduct such examinations or surveys during normal business hours to the extent practicable.  Buyer agrees to conduct all

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examinations and surveys of the Property in accordance with all applicable laws and in a manner that will not interfere with the operations of Seller or Tenants thereon and will not harm or damage the Property or cause any claim adverse to Seller or any Tenant, and agrees to restore the Property to its condition prior to any such examinations or surveys immediately after conducting the same.  Buyer shall not contact any Tenants or governmental or quasi governmental authorities concerning the Property without Seller’s prior written consent, which consent shall not be unreasonably withheld or delayed, and Seller shall have the right to be present during any such contacts.  Seller acknowledges that Buyer intends to conduct Tenant interviews throughout the Property.  Buyer hereby indemnifies and holds Seller and any agent, advisor, representative, affiliate, employee, director, partner, member, beneficiary, investor, servant, shareholder, subsidiary, trustee or other person or entity acting on Seller’s behalf or otherwise related to or affiliated with Seller (collectively, “Seller Related Parties”) harmless from and against any claims for injury or death to persons, damage to property or other losses, damages (actual, but not consequential) or claims, including, without limitation, claims of any tenant(s) then in possession, and including, without limitation,, in each instance, attorneys’ fees and litigation costs, actually suffered or incurred by any or all of the Seller Related Parties and directly arising out of (i) any action of any person or firm entering the Property on Buyer’s behalf as aforesaid or (ii) any breach by Buyer of its obligations under this Section, which indemnity shall survive the Closing and any termination of this Agreement.  Prior to, and as a condition to any entry on the Property by Buyer or its agents for the purposes set forth in this Section 6.3, Buyer shall deliver to Seller a certificate of insurance evidencing comprehensive general liability (including coverage for contractual indemnities) with a combined single limit of at least $2,000,000.00, in a form reasonably acceptable to Seller, covering any accident or damage arising in connection with Buyer or agents of Buyer on the Property, and naming Seller as an additional insured.  Buyer will provide a copy of any written inspection, test, report or summary to Seller upon Seller’s written request therefor.

6.3           Formal Inspection Period.  Buyer’s obligation to close under this Agreement is subject to and conditioned upon Buyer’s investigation and study of and satisfaction with the Property as set forth in this Section 6.  Buyer shall have until 6:00 p.m. E.S.T. on the Inspection Date in which to make such investigations and studies with respect to the Property as Buyer deems appropriate and to terminate this Agreement, by written notice delivered to Seller and Escrow Agent if Buyer is not, for any reason, satisfied with the Property in which case the Earnest Money shall be returned by Escrow Agent to Buyer without any further action (including, but not limited to, any consent of, or direction from, Seller), and neither party shall have any further obligations hereunder except for those obligations of Buyer set forth in Sections 6.3 and 6.5.  If Buyer fails to deliver written notice to Seller of its election to terminate this Agreement on or before 6:00 p.m. E.S.T. on the Inspection Date, then Buyer’s termination rights under this Section 6 shall be deemed to have been waived by Buyer, the Earnest Money shall be non-refundable (unless Seller defaults as provided herein or unless any conditions precedent to Buyer’s obligation to close, as such conditions precedent are specifically provided under this Agreement, are not satisfied or waived by Buyer), and the parties shall proceed with the transaction pursuant to the remaining terms and conditions of this Agreement.

6.4           Confidentiality.  Buyer and its representatives shall hold in confidence all data and information not available in the public domain (or otherwise made public by any party other than Buyer and its representatives) relating to Seller or its business, whether obtained before or

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after the execution and delivery of this Agreement pursuant to the Confidentiality Agreement which is incorporated herein and which Buyer hereby reaffirms, subject, however, to the final sentence of Section 18.3.  In the event of a breach or threatened breach by Buyer or its representatives of this Section 6.5, Seller shall be entitled to all remedies set forth in the Confidentiality Agreement.  Nothing in this Agreement shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach of the Confidentiality Agreement.  The provisions of this Section 6.5 shall survive the Closing and any termination of this Agreement for a period of two (2) years.

6.5           Non-Compete.  For a period of *** after the Closing Date, Seller hereby covenants and agrees that neither it, nor its affiliates, shall solicit any Tenants so as to induce such Tenants to lease space within, or to purchase, any other buildings owned by any of Seller or its affiliates.  For purposes of this Section 6.5, the term, “affiliates,” shall mean any person or entity which controls, is controlled by, or is under common control with, Seller.  Notwithstanding the foregoing, this non-compete shall not prevent Seller from responding to any Tenant who requests a proposal from Seller for the lease of space in another building owned by Seller.  The provisions of this Section 6.5 shall survive the Closing.

Section 7.         Representations and Warranties.

7.1           Representations.  As of the Effective Date, Seller hereby represents and warrants to Buyer that the following statements are true, except as (a) may otherwise be disclosed on the “Disclosure Schedule” attached hereto as Exhibit E and (b) expressly set forth in any of the Seller Deliveries.

7.1.1                Leases.  (i) Seller has made available to Buyer true, correct, and complete copies of all of the Leases and the Guaranties, together with any and all modifications, amendments and supplements to any or all of the Leases and the Guaranties, all in accordance with the Lease List, (ii) except as disclosed on the Lease List or specifically made known to Buyer, in writing, Seller is not a party to any agreement, of any nature, granting to any third party any possessory interest, of any nature, in or to any portion of any or all of the Buildings, (iii) Seller has received no written notice from Tenants claiming that Seller is currently in default in its obligations as landlord under any of the Leases which has not been cured except as may be disclosed in a Tenant Estoppel Certificate; (iv) no Tenant is in default in any material monetary obligation under its Lease, except as expressly disclosed to Buyer in the A/R Report, as defined below, or in any of the Seller’s Deliveries; and (v) Seller has delivered to Buyer that certain accounts receivable report, prepared by Seller and dated as of August 15, 2005, which report summarizes all outstanding accounts receivable owed to Seller by any and all Tenants as of the date thereof (the “A/R Report”).  The A/R Report is accurate, true and complete in all material respects.  Prior to Closing, Seller shall deliver to Buyer an updated A/R Report prepared no earlier than five (5) days prior to Closing.  Seller hereby covenants and agrees with Buyer that, from and after the Effective Date, Seller shall deliver to Buyer (promptly after Seller’s transmission to the Tenant in question) any and all default notices that Seller sends to any and all of the Tenants with respect to alleged monetary and nonmonetary defaults under their Leases.

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7.1.2                Agreements.  Seller has not entered into any management agreement, or agreement for provision of services or supplies concerning the Property except for the Service Contracts, the possible *** Annexation Agreement, as described in Subsection 19.1 below and the contracts for the Pending Land Sale Property described in Subsection 19.4 below.  Seller has not entered into any leasing commission agreements that have outstanding obligations for payment of commissions by the landlord that shall be binding on Buyer except for those described in Section 4.2.9.  To the best of Seller’s knowledge, Seller is not a party to any unrecorded agreements with any governmental entity, agency or authority (“Governmental Authority”) that (a) impose any obligations on the Property or on any owner of any part of the Property except tax abatements given to Tenants by such governmental agencies, the *** Annexation Agreement and the *** Condemnation, as defined below, and (b) that shall survive the Closing, nor, to the best of Seller’s knowledge, has Seller petitioned, or applied to any Governmental Authority for the passage of any ordinance or regulation that (i) does or may impose any obligations on any portion of the Property and or any owner of any portion of the Property except tax abatements given to Tenants by such governmental agencies, the *** Annexation Agreement and the *** Condemnation (ii) shall survive the Closing; and (iii) has not been recorded against the Property.

7.1.3                No Litigation.  Seller has not been served with any summons and complaint with respect to any pending, nor does Seller have any knowledge of receipt of written notice of any threatened litigation or proceeding by any organization, person, individual or governmental agency against Seller with respect to the Property or against the Property as of the date of this Agreement except that specifically disclosed to Buyer, in writing as part of Seller’s Deliveries.

7.1.4                Authority.  Seller is a duly organized and validly formed limited partnership, limited liability company or general partnership, as the case may be, under the laws of the State of its formation, is qualified to do business in each state in which the Property it owns is located and is not subject to any involuntary proceeding for dissolution or liquidation thereof.

7.1.5                Non-Foreign Status.  Seller is not a “foreign person” as that term is defined in the Internal Revenue Code of 1986, as amended and the Regulations promulgated pursuant thereto.

7.1.6                Authority of Signatories; No Breach of Other Agreements, etc.  The execution, delivery of and performance under this Agreement are pursuant to authority validly and duly conferred upon Seller and the signatories hereto.  The consummation of the transaction herein contemplated and the compliance by Seller with the terms of this Agreement do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the organizational or governing entity documents of Seller, or, to Seller’s knowledge, any agreement, arrangement, understanding, accord, document or instrument to which Seller is a party or by which Seller or any material property of Seller is bound.

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7.1.7                Hazardous Materials.  Except as (a) expressly and specifically set forth in any Seller Deliveries (including without limitation, any environmental assessment reports), (b) as otherwise expressly and specifically disclosed to Buyer in writing prior to the Inspection Date or (c) as expressly and specifically set forth in any report prepared by Buyer or its environmental engineers or consultants,

(i)            Seller has not received any written notices from any or all of any Governmental Authority, any Tenants or neighboring, upgradient or downgradient property owners regarding any alleged noncompliance with, or violation of, any environmental laws applicable to all or any portion of the Property or the presence or release of hazardous substances on or from any portion of the Property (except with respect to any hazardous substances used or maintained by Tenants in the normal and ordinary course of their respective business operations and in accordance with applicable environmental laws); and

(ii)           Seller has no knowledge of any alleged noncompliance with, or violation of, any environmental laws applicable to the Property or the presence or release of hazardous substances on or from any portion of the Property (except with respect to any hazardous substances used or maintained by Tenants in the normal and ordinary course of their respective business operations and in accordance with applicable environmental laws).

7.1.8                Government Violation and Compliance.  Except as set forth in the Seller’s Deliveries or otherwise disclosed to Buyer in writing prior to the Inspection Period, Seller has not received written notice from any Governmental Authority asserting any violation of any applicable federal, state, county or municipal laws, ordinances, codes, orders, regulations or requirements affecting any portion of any or all of the Land and the Buildings, including, without limitation, the Americans with Disabilities Act.

7.1.9                Assessments.  To Seller’s knowledge, Seller has not received any written notice from any Governmental Authority of any plans for improvements by such Governmental (or any quasi-governmental) Authority that will result in a special assessment against any or all of the Land and the Buildings that is not already assessed against the Land and the Buildings.

7.1.10              Other Agreements.  Excepting this Agreement and the disclosures made herein and those set forth in the Leases, Seller is not a party to any contract, agreement, or commitment to sell, convey, assign, transfer provide rights of first refusal, or other similar rights or otherwise dispose of any portion or portions of the Property.

7.1.11              Seller Deliveries.  To Seller’s knowledge, Seller Deliveries made available to Buyer pursuant to this Agreement are, except as expressly otherwise disclosed in writing by Seller prior to the Inspection Date, complete copies of all Seller Deliveries, in all material respects; provided, however, that such materiality qualifier shall not apply to the Leases and the Guarantees.

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7.1.12              Condemnation.  Seller has not received any written notice advising it of any pending or threatened condemnation or other governmental taking proceedings affecting all or any part of the Property except as disclosed to Buyer, in writing, prior to the Inspection Date.

7.1.13              Tax Consultants.  To Seller’s knowledge and except as made known to Buyer, in writing, prior to the Inspection Date, Seller has not engaged any legal counsel or other consultant to seek any Tax Refund or otherwise protest any Taxes levied against all or any portion of the Property under engagement arrangements that (x) impose fees on a contingency, other than hourly, basis and (y) Buyer shall be required to assume at Closing.

All representations and warranties made by Seller in this Agreement shall survive the Closing for a period of one (1) year and shall not merge into any conveyancing documentation delivered at Closing.

7.2           Buyer’s Representations.  As of the Effective Date, Buyer hereby represents and warrants Seller that that the following statements are true:

7.2.1                Authority.  Buyer is a duly organized and validly formed limited liability company under the laws of the State of Delaware, is (or prior to Closing, shall be) qualified to do business in each state in which the Property is located and is not subject to any involuntary proceeding for dissolution or liquidation thereof.

7.2.2                Authority of Signatories; No Breach of Other Agreements.  The execution, delivery of and performance under this Agreement are pursuant to authority validly and duly conferred upon Buyer and the signatories hereto.  To Buyer’s knowledge, the consummation of the transaction herein contemplated and the compliance by Buyer with the terms of this Agreement do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any agreement, arrangement, understanding, accord, document or instrument by which Buyer is bound.

7.3           Miscellaneous.  As used herein, the phrase “Seller’s knowledge” or any derivation thereof shall mean the actual knowledge of Nick Anthony, Vice President, Acquisitions/Dispositions upon reasonable and good faith inquiry with parties who have knowledge of the facts and circumstances set forth in this Section 7.1.  As used herein, “disclosed to Buyer in writing” shall include those documents made available for Buyer’s review on the Broker’s website set up specifically for this transaction.  It shall be a condition of Closing that the representations and warranties contained in this Section 7.1 are true and correct at Closing.  In the event that Seller learns or determines, or Buyer actually learns or is otherwise advised, in writing, that any of said representations or warranties that was accurate as of the Effective Date becomes inaccurate between the Effective Date and the Closing, Seller or Buyer, as applicable, shall immediately notify the other party in writing (“Breach Notice”) of such inaccuracy.  Seller shall have the right, by so advising, in writing, within one (1) business day after Seller or Buyer, as the case may be, delivers the Breach Notice, to extend the Closing for up to thirty (30) days in order to allow Seller to cure the inaccuracy(ies) noted in the Breach Notice.

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If Seller so elects to extend the Closing, then Seller shall use its diligent and good faith efforts to cure the inaccuracies noted in the Breach Notice.  In the event Seller so cures such inaccuracy(ies), in full, this Agreement shall remain in full force and effect.  If Seller fails to timely exercise its right to extend the Closing, or if Seller does so extend the Closing, but then fails to cure, in full, the inaccuracies set forth in the Breach Notice, Buyer may either (a) terminate this Agreement by written notice to Seller, in which case the Earnest Money, together with interest earned thereon, shall be immediately returned to Buyer and the parties shall have no further rights or obligations hereunder, except for those which expressly survive such termination, or (b) waive such right to terminate (but only with respect to the then-uncured inaccuracies set forth in the Breach Notice) by proceeding with the transaction pursuant to the remaining terms and conditions of this Agreement.  In the event Buyer elects option (b) in the preceding sentence the representations and warranties shall be deemed to be automatically amended to reflect the inaccuracies set forth in the Breach Notice.  Notwithstanding and without limiting the foregoing, (i) if any of the representations or warranties of Seller contained in this Agreement or in any document or instrument delivered in connection herewith are materially false or inaccurate, or Seller is in material breach or default of any of its obligations under this Agreement that survive Closing, and Buyer nonetheless closes the transactions hereunder and purchases the Property, then, subject to (x) and (y) below, Seller shall have no liability or obligation respecting such false or inaccurate representations or warranties or other breach or default (and any cause of action resulting therefrom shall terminate upon the Closing) in the event that either (x) on or prior to Closing, Buyer shall have had knowledge of the false or inaccurate representations or warranties or other breach or default, or (y) the accurate state of facts pertinent to such false or inaccurate representations or warranties or other breach or default was contained, in any of the Seller Deliveries or other written information furnished or made available to or otherwise directly obtained by Buyer, and (ii) to the extent the copies of the Leases, the Guaranties the Service Contracts, the Commission Agreements or any other information actually furnished or made available to or otherwise directly obtained by Buyer with respect to the Property prior to the Closing Date contain provisions or information that are inconsistent with the foregoing representations and warranties, and Buyer nevertheless elects to proceed to close under this Agreement, Seller shall have no liability or obligation respecting such inconsistent representations or warranties (and Buyer shall have no cause of action with respect thereto), and such representations and warranties shall be deemed modified to the extent necessary to eliminate such inconsistency and to conform such representations and warranties to such Leases, Guaranties, Service Contracts, Commission Agreement and other written information.

Notwithstanding anything to the contrary set forth in this Section 7.3, in the event that, (A) any of Seller’s representations and warranties set forth in this Agreement are rendered inaccurate or false, in any way, prior to Closing; (B) Seller fails to completely cure such breach or default prior to Closing; and (C) as a result of (A) and (B), Buyer exercises its right to terminate this Agreement, then Buyer’s Earnest Money shall be immediately returned to Buyer.  The foregoing provisions of this Section 7.3 concerning Seller’s obligation to reimburse Buyer shall survive any termination of this Agreement.

7.4           Reaffirmation.  Subject to the provisions of Section 7.3, at Closing Seller shall be deemed to have reaffirmed that the representations and warranties of Seller in this Section 7 are true and correct, except that Seller shall be deemed to have reaffirmed that those representations

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and warranties set forth in Sections 7.1.3, 7.1.8, 7.1.9 and 7.1.13 are true and complete, in all material respects.  At Closing, Buyer shall be deemed to have reaffirmed that the representations and warranties of Buyer in this Section 7 are true and correct.

Section 8.         Operations Pending Closing.

Seller, at its expense, shall use reasonable efforts to (a) maintain the Property until the Closing or until the termination of this Agreement, whichever is earlier, substantially in the same condition as exists on the Effective Date, and subject to ordinary wear and tear, damage by fire or other casualty and condemnation excepted; and (b) to comply, in all material respects, with, and to enforce, all of the Leases (but without an obligation to file suit against any of the Tenants).  Seller shall deliver to Buyer a copy of any written notice of default delivered by Seller to any Tenant from and after the Effective Date.  After the Effective Date, without Buyer’s consent, which consent shall not be unreasonably withheld (provided, however, Buyer’s consent shall be deemed granted in the event Buyer does not object in writing thereto within five (5) days after Seller requests such consent from Buyer), Seller will not enter into any (a) contract for service to the Property unless it is terminable without penalty on no more than thirty (30) days written notice (except that Seller may enter into any such contract in response to any condition or event which would, in Seller’s good faith determination, endanger the safety or integrity of the Improvements, provided that Buyer shall have no obligation to assume any such contract unless Buyer approves of such contract in writing), or (b) any new lease or any modification, amendment, restatement, termination, or renewal of any Lease except for non-binding letters of understanding, certificates, punch lists and other documents expressly and specifically contemplated by the applicable Lease, provided such Lease was either in effect on or prior to the Effective Date or is otherwise approved by Buyer in accordance with this Section 8, or (c) any agreement pursuant to which Buyer shall be required to pay a leasing brokerage commission to either or both of Seller and a third party in connection with any new lease or the amendment of any Lease in effect on the Effective Date, if such amendment either renews and extends the term of the Lease in effect on the Effective Date or expands the leased premises under such Lease in effect on the Effective Date.  Seller shall promptly deliver to Buyer or make available to Buyer a true and complete copy of any item in (a) or (c), and the deal terms for any document described in (b) of the preceding sentence entered into by Seller after the Effective Date.  Notwithstanding the foregoing, at the request of Buyer made on or before the Inspection Date, Seller shall terminate any Service Agreement designated by Buyer, as of the Closing Date.  Any Service Agreements which Seller does not request be terminated as described in the previous sentence shall be assigned to Buyer at Closing, to the extent such Service Agreements are assignable.

Section 9.         Conditions to Closing.

9.1           Buyer’s Conditions Precedent.  Buyer’s obligation to proceed to Closing under this Agreement is subject to the following conditions precedent (any or all of which Buyer may elect, in its sole discretion, to waive):

(a)                                  Seller shall have performed and satisfied each and all of Seller’s obligations under this Agreement; and

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(b)                                 Each and all of Seller’s representations and warranties set forth in this Agreement shall be true and correct at the Effective Date and at the Closing Date.

(c)                                  Seller shall have delivered to Buyer the Tenant Estoppel Certificates from (i) Tenants representing at least *** of the Tenants who lease ***  or more square feet of the leased rentable square feet of the Property, (ii) Tenants representing at least *** of the Tenants who lease *** square feet of the leased rentable square feet of the Property, and (iii) Tenants representing at least *** of the Tenants who lease less than *** of the leased rentable square feet of the Property, provided that Seller shall be deemed to have delivered satisfactory Tenant Estoppel Certificates so long as the tenant estoppel certificate executed by the Tenant satisfies Tenant’s estoppel certificate requirement under its Lease.  Nevertheless, Seller shall make reasonable efforts to procure an Estoppel Certificate from all Tenants.  Further, any qualification of “to Tenant’s knowledge” (or similar qualification) with respect to any assertion in the Tenant Estoppel Certificate regarding the status of the performance of any of landlord’s obligations under the Lease shall be acceptable.  Notwithstanding anything contained in this Agreement to the contrary, in the event that, despite Seller’s good faith and reasonable efforts, Seller is unable to obtain a Tenant Estoppel Certificate from any particular Tenant, Seller shall have the right (but not the obligation) to deliver to Buyer on the Closing Date a certificate (a “Seller’s Estoppel Certificate”) in the form attached hereto and made a part hereof as Exhibit N and in such event, Seller shall be deemed to have delivered a Tenant Estoppel Certificate with respect to such Tenant for purposes of satisfying the condition under this Section 9.1.  In addition, Seller shall be released from any liability with respect to such Seller’s Estoppel Certificate upon the sooner to occur of (i) one (1) year following the Closing Date and (ii) the date of delivery to Buyer of a Tenant Estoppel Certificate executed by the Tenant for which Seller has delivered such Seller’s Estoppel Certificate.  Seller shall be required to deliver to Buyer, promptly upon Seller’s receipt thereof, true and complete copies of all Estoppel Certificates delivered by any and all Tenants.

(d)                                 The Title Insurer shall later-date the Title Commitments to cover the Closing and the recording of the Deed, and shall issue owner’s policies of title insurance (or a pro forma owner’s policy or a so-called “marked-up” title commitment) to Buyer, naming Buyer as the insured and providing insurance on the Property, in the amount of the Purchase Price, and subject only to the Permitted Title Exceptions, all in accordance with Section 5 of this Agreement (the “Title Policies”).  As provided in Section 5, the Title Policies shall include the Endorsements.

(e)                                  All Leases for space equal to or greater than *** square feet that are in effect on the Inspection Date with respect to a given Project shall be in full

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force and effect on the Closing Date unless such Lease expires during such period; provided, however, in the event that the foregoing condition is not satisfied with respect to one or more Projects, then Seller shall have the right to master lease such space on all of the same terms set forth in the applicable Tenant’s Lease for a period of *** from and after the Closing Date.  If Seller does elect to so master lease any such leased premises, then such master lease arrangement shall permit Buyer to unilaterally terminate any such master lease on an accelerated basis, so as to permit Buyer to lease such leased premises to a third party.  ***

In the event any of the foregoing conditions are not satisfied prior to or at the Closing, then subject to Section 7.3 hereof and to the provisions of Section 9.1(e), Buyer may terminate this Agreement by written notice to Seller on the Closing Date and thereafter shall have no obligation to proceed with the Closing, the Earnest Money shall be immediately returned and paid to Buyer, and neither party shall have any further obligation hereunder, except those which expressly survive the termination of this Agreement.  Notwithstanding the foregoing, nothing contained herein shall waive or diminish any right or remedy Buyer may have for Seller’s default or breach of this Agreement as set forth in this Agreement.

9.2           Seller’s Conditions Precedent.  Seller’s obligation to proceed to Closing under this Agreement is subject to the following conditions precedent:

(a)                                  Seller receiving all corporate and partnership approvals to complete this transaction on or before the Inspection Date.  In the event this condition is not satisfied on or prior to the Inspection Date, Seller may deliver written notice thereof to Buyer on or before the Inspection Date whereupon this Agreement shall cease and terminate, the Earnest Money shall be returned and paid to Buyer, and neither party shall have any further obligation hereunder except those which expressly survive the termination of this Agreement; provided, however, that Seller shall also be required to reimburse Buyer in accordance with the provisions of that certain Access and Indemnification Agreement, dated as of July 27, 2005, by and between Seller and Buyer (the “AIA”).  Notwithstanding anything to the contrary set forth above, in the event that *** does not receive its partnership approval to sell the undeveloped Property owned by ***, as identified on Exhibit A (“*** Property”), on or before*** , 2005 Seller shall so advise Buyer, in writing, on or before*** , 2005, whereupon the *** Property shall be excluded from the Property, and the Purchase Price for the undeveloped Property shall be reduced by $***  for the ***  acre parcel and $***  for the ***  acre parcel. If Seller fails to so notify Buyer on or before the Inspection Date, this condition shall be deemed waived.  If the *** Property is excluded from the Property, then Seller shall reimburse Buyer, within ten (10) days of written demand therefor, for all out-of-pocket costs and expenses actually incurred by Buyer with respect to its due diligence investigation of and about the *** Property in an amount not to exceed ***  per each parcel comprising the *** Property.

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(b)           Buyer shall have performed and satisfied each and all of Buyer’s obligations under this Agreement. In the event this condition is not satisfied on or prior to the Closing Date, Seller shall have no obligation to proceed to Closing and, if Seller delivers written notice to Buyer that the foregoing condition has not been satisfied, this Agreement shall cease and terminate, the Earnest Money shall be returned and paid to Buyer, and neither party shall have any further obligation hereunder except those which expressly survive the termination of this Agreement.

Notwithstanding the foregoing, nothing contained herein shall waive or diminish any right or remedy Seller may have for Buyer’s default or breach of this Agreement.

Section 10.                                               Closing.

10.1         Time and Place.  Provided that all of the conditions set forth in this Agreement are theretofore fully satisfied or performed, the Closing shall be held in escrow through Escrow Agent, on the Closing Date or such other date that is mutually agreeable to Buyer and Seller unless the Closing Date is postponed pursuant to the express terms of this Agreement.

10.2         Seller Deliveries.  Seller shall obtain and deliver to Buyer or to Escrow Agent at the Closing the following documents (all of which shall be duly executed, and witnessed and/or notarized as necessary):

(a)           The Deed, subject to the Permitted Title Exceptions.

(b)           A Non-Foreign Certificate, substantially in the form attached as Exhibit G hereto.

(c)           The Officer’s Certificate  substantially in the form attached hereto as Exhibit K.

(d)           The Assignment.

(e)           The Bill of Sale.

(f)            A Closing Statement in form and substance mutually satisfactory to Buyer and Seller (the “Closing Statement”).

(g)           An affidavit of title or other affidavit customarily required of sellers by the Title Insurer to remove the standard mechanics’ liens and parties in possession exceptions from an owner’s title insurance policy which are capable of being removed by such an affidavit.

(h)           Such transfer tax, certificate of value or other similar documents customarily required of sellers in the county in which the Property is located.  To the extent that the parties are required to allocate the Purchase Price among Projects for purposes of calculating transfer taxes, the parties shall utilize the allocated values determined by Buyer, except as otherwise

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previously agreed between Seller and Buyer (and confirmed via e-mail communication between the parties) with respect to certain of the Projects and the allocated values assigned thereto.

(i)            Such further instructions, documents and information, including, but not limited to a Form 1099-S, as Buyer or Title Insurer may reasonably request as necessary to consummate the purchase and sale contemplated by this Agreement.

(j)            A notice to send to all Tenants substantially in the form attached hereto as Exhibit H (“Tenant Notice Letters”).

(k)           A notice to send to all Vendors substantially in the form attached hereto as Exhibit L.

(l)            All Tenant Estoppel Certificates received from Tenants.

(m)          The Seller Estoppel Certificate, if applicable.

(n)           A current rent roll in the same substantive format as set forth in the sample rent roll attached hereto as Exhibit U, but prepared within five (5) days of the Closing Date and certified by Seller to be true, correct and complete, in all material respects.

10.3         Buyer Deliveries.  Buyer shall deliver to Seller or Escrow Agent  at Closing the following:

(a)           The Purchase Price in immediately available funds, subject to the prorations provided for in this Agreement.

(b)           Counterpart originals duly executed (and witnessed and/or notarized as necessary) by Buyer of the Assignment and the Closing Statement.

(c)           Such transfer tax, certificate of value or other similar documents customarily required of purchasers in the county in which the Property is located.

(d)           Such other documents or instruments that are reasonably necessary to consummate the Closing.

10.4         Property Deliveries.  On the Closing Date (or any later date upon which the parties agree), Seller shall deliver to a location (upon which Seller and Buyer mutually agree) in each city where the Property is located:  the original Leases; original Guaranties; original Service Contracts (except with respect to those that Buyer timely elects not to assume); complete and original tenant lease files; and, to the extent in Seller’s possession or control:  certificates of occupancy, plans and specifications, and keys for the Property.

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Section 11.                                               Default and Remedies.

11.1         Buyer’s Default.  In the event of a default by Buyer under the terms of this Agreement, the Escrow Agent shall disburse the Earnest Money to Seller, and Seller shall, as its sole and exclusive remedy, have the right to retain the Earnest Money for such default of Buyer, whereupon this Agreement shall terminate and the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination.  It is hereby agreed that Seller’s damages in the event of a default by Buyer hereunder are uncertain and difficult to ascertain, and that the Earnest Money constitutes a reasonable liquidation of such damages and is intended not as a penalty, but as liquidated damages.  This provision shall expressly survive the termination of this Agreement.

11.2         Seller’s Default.  Subject to Section 7.3, in the event of a pre-Closing default by Seller under the terms of this Agreement which is not cured by Seller, prior to or on the Closing Date and as provided hereunder, Buyer’s sole and exclusive remedies hereunder shall be to either (a) terminate this Agreement whereupon Buyer will receive a refund of the Earnest Money from Escrow Agent and neither party hereto shall have any further obligation or liability to the other (except with respect to those provisions of this Agreement which expressly survive the termination hereof), Buyer hereby waiving any right or claim to damages for Seller’s breach, or (b) seek specific performance of Seller’s obligations under this Agreement (but no other action, for damages or otherwise, shall be permitted); provided that any action by Buyer for specific performance must be filed, if at all, within thirty (30) days of Seller’s default, and the failure to file within such period shall constitute a waiver by Buyer of such right and remedy.  If Buyer shall not have filed an action for specific performance within the aforementioned time period or so notified Seller of its election to terminate this Agreement, Buyer’s sole remedy shall be to terminate this Agreement in accordance with clause (a) above.

11.3         Limitation on Liability.  Notwithstanding anything to the contrary contained in this Agreement or any documents executed in connection herewith, if, following the Closing, Buyer first learns that any representations or warranties made by Seller (as may be amended pursuant to Section 7.3) were materially inaccurate as of the Effective Date or the Closing Date or that Seller failed to satisfy any of its covenants or breached any of its indemnification or other obligations (whether express or implied) of Seller under this Agreement (or any document or certificate executed or delivered in connection herewith), then Seller shall reimburse Buyer for all damages (actual, but not consequential) actually incurred by Buyer as a result thereof, up to a maximum aggregate amount for all such failures and breaches of Ten Million Dollars ($10,000,000.00), provided that (i) Buyer notifies Seller in writing within twelve (12) months from the Closing Date of such breach or inaccuracy and Buyer’s damages suffered in connection therewith, and (ii) Seller shall in no event be responsible for any consequential or punitive damages resulting from such inaccuracy.  Notwithstanding anything to the contrary contained in this Agreement, Buyer shall have no right to recover from, or proceed against, Seller by reason of any of the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document or certificate executed or delivered in connection herewith) upon the expiration of such twelve (12) month period except to the extent Buyer has so notified Seller in accordance with the terms of this Agreement within such twelve (12) month period.  No shareholder or agent of Seller, nor any Seller Related Parties, shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at

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any time or times, heretofore or hereafter, except in the event of fraud, and Buyer and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller’s assets for the payment of any claim or for any performance, and Buyer, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability, except in the event of fraud.  The provisions of this Section 11.3 shall survive the Closing or sooner termination of this Agreement.

Section 12.                                               Condemnation or Destruction.

12.1         Condemnation.  If, prior to the Closing, all or any material part of a given Building of the Property is subject to a bona fide threat of condemnation by a body having the power of eminent domain, or is taken by eminent domain or condemnation (in either case, “Condemnation”), or sale in lieu thereof, then Buyer, by written notice to Seller, to be received within thirty (30) calendar days of Buyer’s receiving Seller’s written notice of such threat, condemnation or taking, or by the Closing Date, whichever is earlier, may elect to exclude from this Agreement those Projects with respect to which a material part is subject to Condemnation.

12.2         Damage or Destruction.  If, prior to the Closing, all or any material part of a given Building of the Property is damaged or destroyed by any cause (“Damage”), Seller agrees to give Buyer written notice of such occurrence and the nature and extent of such damage and destruction, and Buyer, by written notice to Seller, to be received within thirty (30) calendar days of Buyer’s receipt of Seller’s written notice of such damage or destruction, or by the Closing Date, whichever is earlier, may elect to exclude from this Agreement those Projects with respect to which a material part is subject to Damage.

12.3         Termination.  If ten percent (10%) or more of the Property has a material Condemnation or Destruction then Buyer, by written notice to Seller, to be received within thirty (30) calendar days of Buyer’s written notice of such Condemnation, Damage or by the Closing Date whichever is earlier, may elect to terminate this Agreement.  If this Agreement is terminated as a result of these provisions, Buyer shall be entitled to receive an immediate refund of the Earnest Money from Escrow Agent, whereupon the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination.

12.4         Deletion.  If Buyer elects to exclude any Projects from this Agreement pursuant to either 12.1 or 12.2, as the case may be, then the Purchase Price shall be reduced by the allocable portion thereof that applies to the portion of the Property so excluded from this Agreement, and upon which allocation Seller and Buyer mutually and reasonably agree.

12.5         Awards and Proceeds.  If Buyer does not elect, or is not entitled to, to terminate this Agreement or to exclude the affected portion of the Property from this Agreement following any notice of a Condemnation or notice of Damage to the Property, as provided above, this Agreement shall remain in full force and effect and the conveyance of the Property contemplated herein, less any interest taken by Condemnation, or sale in lieu thereof, shall be effected with no further adjustments, except as set forth in the succeeding sentence.  At the Closing, Seller shall assign, transfer and set over to Buyer all of Seller’s right, title and interest in and to any awards, payments or insurance proceeds available to Seller or in which Seller has an interest for the damage to, or diminution in value of, the Property that is the subject of Condemnation or

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Damage, as the case may be, and that have been or may thereafter be made for any such Condemnation, sale in lieu thereof or Damage, to the extent such awards, payments or proceeds shall not have theretofore been used for restoration of the Property; provided, however, that the performance of any such pre-Closing restoration shall be subject to Buyer’s approval, which approval shall not be unreasonably withheld or delayed.  Additionally, at Closing, Seller shall provide Buyer with a credit in the amount of any deductibles due under any applicable insurance policies for any portion of the Property that is the subject of Damage.  Furthermore, Seller shall fully cooperate with Buyer in the adjustment and settlement of any insurance claim.  The proceeds and benefits under any rent loss or business interruption policies attributable to the period following the Closing shall likewise be transferred and paid over (and, if applicable, likewise credited on an interim basis) to Buyer.  The provisions of this Section 12.5 shall survive the Closing.

12.6         Definition of Material.  For purposes of this Section 12, “material” shall mean, as to a given Building or parcel of vacant Land, as the case may be, (a) having a cost to repair or replace that exceeds twelve and one-half percent (12.5%) of the portion of the Purchase Price allocated to such Building and the Land upon which it is located, or such parcel of vacant Land, as the case may be, and upon which allocation Seller and Buyer mutually agree, or (b) having incurred such Damage or Condemnation as shall preclude such Building’s or vacant Land parcel’s being restored to a condition (i) that would be, when restored, substantially comparable to the condition that existed on the Effective Date and (ii) that would comply, when restored, with all applicable laws and regulations, or (c) having incurred such Damage or Condemnation as gives rise to the rights of any Tenants to terminate their respective Leases.

Section 13.                                               Assignment by Buyer.

The terms, conditions and covenants of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective nominees, successors, beneficiaries and assigns; provided, however, that Seller may assign its rights under this agreement only if and to the extent required to enable Seller to accomplish an Exchange (as defined below).  Buyer may assign all or any of its right, title and interest under this Agreement to (i) any third party intermediary (an “Intermediary”) in connection with a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code (an “Exchange”), (ii) First Industrial Realty Trust, Inc., a Maryland corporation (“First Industrial”), or to any corporate, partnership or limited liability company entity affiliated with, or related to, First Industrial (any such entity, an “Affiliate”), or (iii) any corporate, partnership or limited liability company entity in which First Industrial or an Affiliate is a partner, co-venturer, shareholder or member (any such entity, a “Venture Partner”).  No such assignee shall accrue any obligations or liabilities hereunder until the effective date of such assignment.  In addition to its right of assignment, Buyer shall also have the right, exercisable prior to Closing with notice to Seller at least three (3) business days prior to Closing, to designate any Affiliate, Venture Partner or Intermediary, as the grantee or transferee of any or all of the conveyances, transfers and assignments to be made by Seller at Closing hereunder, independent of, or in addition to, any assignment of this Agreement.  In the event of an assignment of this Agreement by Buyer, its assignee shall be deemed to be the Buyer hereunder for all purposes hereof, and shall have all rights of Buyer hereunder.  In the event that an Affiliate or Venture Partner shall be designated as a transferee hereunder, that transferee shall have the benefit of all of the representations, warranties and rights which, by the terms of this

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Agreement, are incorporated herein or relate to the conveyance in question, including, without limitation, all guaranties and indemnities specifically granted to Buyer hereunder or in connection herewith.  Notwithstanding any transfer, Buyer shall remain fully liable under this Agreement.

Section 14.                                               Deletion Due to Environmental Conditions.

Seller acknowledges that Buyer shall perform so-called “Phase II” environmental assessments (“Phase II Assessment”) at those *** Projects and parcels of undeveloped Property listed on Exhibit “V” attached hereto on or before September 27, 2005, and if the results of any Phase II Assessment indicate or evidence any or all of (x) a Release (as defined below) having occurred at any Project; (y) a Hazardous Condition (as defined below) existing at any Project; or (z) any violation of environmental law existing at any Project (in each instance, an “Environmental Condition”), then the Seller and Buyer shall thereafter negotiate, promptly and in good faith, during any period remaining up to and including the Closing Date for a mutually satisfactory resolution that shall address all Environmental Conditions.  Buyer acknowledges that, if Seller and Buyer reach agreement upon a resolution to address an Environmental Condition at one or more Projects, such agreement may involve a delay of the closing on the applicable Project so as to enable Seller to perform, or cause to be performed, any necessary remediation.  If, despite their respective reasonable efforts, Seller and Buyer fail to agree upon a resolution to address all Environmental Conditions on or before the Inspection Date, then Buyer shall have the right, on or before the Inspection Date, to either (a) proceed to close its acquisition of the Property pursuant to the terms of this Agreement; or (b) elect to exclude from this Agreement those Projects with respect to which there are unresolved Environmental Conditions (the “Environmental Deleted Property”), in which event the Purchase Price shall be reduced by the allocable portion thereof, attributable to the Environmental Deleted Property on Exhibit “V”, and Buyer shall otherwise proceed to close hereunder with respect to all of the Property except the Environmental Deleted Property.  Notwithstanding the foregoing deletion right, however, in no event may there be more than *** Projects that constitute Environmental Deleted Property.  Each of Seller and Buyer shall pay 50% of the actual, third party costs that Buyer incurs to perform the Phase II Assessments at all *** properties identified on Exhibit “V.”  Seller shall reimburse Buyer for Seller’s 50% of such costs within ten (10) days after Buyer delivers to Seller reasonable written evidence of the costs for which Buyer is seeking reimbursement.  The foregoing reimbursement obligation shall survive the Closing.

For purposes of this Section 14, the following terms shall have the following definitions:

(i)            “Hazardous Conditions” refers to the existence or presence of any Hazardous Materials on, in, under, at, near or about the Property or any portion thereof (including groundwater) in violation of state or federal environmental laws, regulations, or statutes (collectively, “Environmental Laws”) and that is required by such Environmental Laws to be cleaned up or remediated.

(ii)           “Hazardous Material” or “Hazardous Materials” shall mean:  any chemical, pollutant, contaminant, pesticide, petroleum or petroleum product or by product, radioactive substance, solid waste (hazardous or extremely hazardous), special,

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dangerous or toxic waste, substance, chemical or material regulated, listed, limited or prohibited under any environmental law, including without limitation:  (A) asbestos, asbestos-containing material, presumed asbestos-containing material, polychlorinated biphenyls (“PCBs”), solvents and waste oil; (B) any “hazardous substance” as defined under CERCLA; and (C) any “hazardous waste” as defined under RCRA.

(iii)          “Release” means any discharge, emission, escape, injection, leak, migration, spill, dumping or other release of any Hazardous Material into the environment, whether or not notification or reporting to any governmental agency was or is required in violation of any Environmental Laws and which requires clean-up or remediation.

Section 15.                                               Brokers and Brokers’ Commissions.

Buyer and Seller each warrant and represent to the other that, other than CB Richard Ellis, Inc. (“Seller’s Broker”), neither party has employed any other real estate broker or agent in connection with the transaction contemplated hereby. In the event the Closing is consummated, Seller shall pay a  commission to Seller’s Broker  pursuant to a separate agreement.  Such real estate commission shall be paid in cash at Closing.  Each party agrees to indemnify and hold the other harmless from any loss or cost suffered or incurred by it as a result of the other’s representation herein being untrue.  This Section 15 shall expressly survive the Closing hereunder.

Section 16.                                               Notices.

Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by hand, by nationally-recognized overnight express delivery service, by U.S. registered or certified mail, return receipt requested, postage prepaid, or by facsimile with confirmation to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

SELLER:                                 Duke Realty Limited Partnership
Attn: Nick Anthony
600 E 96th Street, Suite 100
Indianapolis, IN 46240
Fax:  (317) 808-6794

with copy to:                         Duke Realty Limited Partnership
Attn:  Ann C. Dee, Esq.
4225 Naperville Road, Suite 150
Lisle, IL 60532
Fax:  (630) 577-7978

BUYER:                                  c/o First Industrial Realty Trust, Inc.
Attn:  Johannson Yap
311 South Wacker Drive, Suite 4000

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Chicago, IL  60606

Fax:  (312) 895-9322

with copy to:                         CB Richard Ellis Investors
Attn:  Vic Bucchere
800 Boylston Street, Suite 1475
Boston, MA  02199
Fax:  (617) 425-2801

and with a copy to:              Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP
Attn:  Suzanne Bessette-Smith, Esq.
333 West Wacker Drive, Suite 2700
Chicago, IL  60606
Fax:  (312) 984-3150

Such notices shall be deemed received (a) on the date of delivery, if delivered by hand or overnight express delivery service; (b) on the date indicated on the return receipt if mailed; or (c) on the date of facsimile, if sent by facsimile and confirmed.

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Section 17.                                               Disclaimer of Condition.

17.1         Disclaimer.  Subject to the express representations and warranties made by Seller in this Agreement, and any express representations and warranties made by Seller in any of the documentation delivered to Buyer by Seller at Closing and pursuant to Section 10.2, it is understood and agreed that Seller is not making and has not at any time made any warranties or representations of any kind or character, expressed or implied, with respect to the Property, including, but not limited to, any warranties or representations as to habitability, merchantability, fitness for a particular purpose, title (other than Seller’s limited warranty of title to be set forth in the Deed), zoning, tax consequences, latent or patent physical or environmental condition, utilities, operating history or projections, valuation, governmental approvals, the compliance of the Property with governmental laws, the truth, accuracy or completeness of the Property documents or any other information provided by or on behalf of Seller to Buyer, or any other matter or thing regarding the Property.  Subject to the express representations and warranties made by Seller in this Agreement, and any express representations and warranties made by Seller in any of the documentation delivered to Buyer by Seller at Closing and pursuant to Section 10.2, Buyer acknowledges and agrees that, upon Closing, Seller shall sell and convey to Buyer and Buyer shall accept the Property “AS IS, WHERE IS, WITH ALL FAULTS,” except to the extent otherwise expressly provided in this Agreement.  Except with respect to, and subject to, the express representations and warranties made by Seller in this Agreement, and any express representations and warranties made by Seller in any of the documentation delivered to Buyer by Seller at Closing and pursuant to Section 10.2, Buyer has not relied and will not rely on, and Seller is not liable for or bound by, any expressed or implied warranties, guaranties, statements, representations or information pertaining to the Property or relating thereto (including specifically, without limitation, Property information packages distributed with respect to the Property) made or furnished by Seller, the manager of the Property, or any real estate broker or agent representing or purporting to represent Seller, to whomever made or given, directly or indirectly, orally or in writing.  Seller acknowledges that Buyer is relying upon the information set forth in the Seller’s Deliveries.  Buyer represents to Seller that Buyer has conducted, or will conduct prior to Closing, such investigations of the Property, including but not limited to, the physical and environmental conditions thereof, as Buyer deems necessary to satisfy itself as to the condition of the Property and the existence or nonexistence or curative action to be taken with respect to any hazardous or toxic substances on or discharged from the Property, and will rely upon same (in addition to its reliance upon Seller’s express representations and warranties made in this Agreement) and not upon any information provided by or on behalf of Seller or its agents or employees with respect thereto, other than such representations, warranties and covenants of Seller as are expressly set forth in this Agreement or in any of the documentation that Seller delivers to Buyer at Closing and pursuant to Section 10.2.  Subject to (and in reliance upon) the express representations and warranties made by Seller in this Agreement, and any express representations and warranties made by Seller in any of the documentation delivered to Buyer by Seller at Closing and pursuant to Section 10.2, upon Closing, (a) Buyer shall assume the risk that adverse matters, including but not limited to, construction defects and adverse physical and environmental conditions, may not have been revealed by Buyer’s investigations, and (b) Buyer shall be deemed to have waived, relinquished and released Seller (and Seller’s officers, directors, shareholders, employees and agents) from and against any and all claims, demands, causes of action (including, without limitation, causes of action in tort), losses, damages, liabilities, costs and expenses (including, without limitation, attorneys’ fees and court costs) of any and every kind or character, known or unknown, which Buyer might have asserted

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or alleged against Seller (and Seller’s officers, directors, shareholders, employees and agents) at any time by reason of or arising out of any latent or patent construction defects, physical conditions (including, without limitation, environmental conditions), violations of any applicable laws (including, without limitation, any environmental laws) or any and all other acts, omissions, events, circumstances or matters regarding the Property.  The provisions of this Section 17.1 shall not apply, however, in the event of any fraud.

17.2         Effect and Survival of Disclaimer.  Seller and Buyer acknowledge that the compensation to be paid to Seller for the Property reflects that the Property is being sold subject to the provisions of this Section 17, and Seller and Buyer agree that the provisions of this Section 17 shall survive Closing indefinitely.

Section 18.                                               Miscellaneous.

18.1         Governing Law; Headings; Rules of Construction.  This Agreement shall be governed by and construed in accordance with the internal laws of the state in which the Property is located, without reference to the conflicts of laws or choice of law provisions thereof.  The titles of sections and subsections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein.  All references herein to the singular shall include the plural, and vice versa.  The parties agree that this Agreement is the result of negotiation by the parties, each of whom was represented by counsel, and thus, this Agreement shall not be construed against the maker thereof.

18.2         No Waiver.  Neither the failure of either party to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver of either party’s right to demand exact compliance with the terms hereof.

18.3         Entire Agreement.  Except for both the Confidentiality Agreement and the AIA, this Agreement contains the entire agreement of the parties hereto with respect to the Property and any other prior understandings or agreements are merged herein and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein or incorporated herein by reference shall be of any force or effect.  In the event of any conflict, however, between the terms and provisions of the Confidentiality Agreement and those of this Agreement, the terms and provisions of this Agreement shall control in all events.

18.4         Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns (subject to Section 13 above).

18.5         Amendments.  No amendment to this Agreement shall be binding on any of the parties hereto unless such amendment is in writing and is executed by the party against whom enforcement of such amendment is sought.

18.6         Date For Performance.  If the time period by which any right, option or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday or legal or

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bank holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled business day.

18.7         Recording.  Seller and Buyer agree that they will not record this Agreement and that they will not record a short form of this Agreement, except in the event that Buyer timely exercises its right to file an action against Seller for specific performance of this Agreement under Section 11.2.

18.8         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute but one and the same instrument.

18.9         Time of the Essence.  Time shall be of the essence of this Agreement and each and every term and condition hereof.

18.10       Severability.  This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations.  If any term or provision of this Agreement or the application thereof to any person or circumstance shall for any reason and to any extent be held to be invalid or unenforceable, then such term or provision shall be ignored, and to the maximum extent possible, this Agreement shall continue in full force and effect, but without giving effect to such term or provision.

18.11       Attorneys’ Fees.  In the event that either party shall bring an action or legal proceeding for an alleged breach of any provision of this Agreement or any representation, warranty, covenant or agreement herein set forth, or to enforce, protect, determine or establish any term, covenant or provision of this Agreement or the rights hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party, as a part of such action or proceedings, or in a separate action brought for that purpose, reasonable attorneys’ fees and costs, expert witness fees and court costs as may be fixed by the court or jury.

18.12       Like-Kind Exchange.   Each of the parties hereto agrees to cooperate with the other in effecting an I.R.C. § 1031 exchange for all or any part of the Property, including executing and delivering any and all documents required by the exchange trustee or intermediary; provided, however, that the cooperating party shall have no obligation to execute any document, enter any transaction or arrangement or take or omit any other action, if such party determines in its sole discretion that the same would result in any liability, cost, expense, increased risk, delay or other detriment to the cooperating party.

18.13       Publicity.  Between the Effective Date and the Closing, Seller and Buyer shall discuss and coordinate with respect to any public filing or announcement concerning the purchase and sale as contemplated hereunder.

18.14       Waiver of Trial by Jury.  Seller and Buyer hereby irrevocably and unconditionally waive any and all right to trial by jury in any action, suit or counterclaim arising in connection with, out of or otherwise relating to, this Agreement.  The provisions of this Section 18.4 shall survive the Closing or termination hereof.

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Section 19.                                               Miscellaneous Agreements.

19.1         *** Annexation Agreement.  Buyer acknowledges that Seller has advised Buyer that, as of the Effective Date, Seller is negotiating with the City of *** for the annexation of multiple parcels of property that Seller owns, and among the parcels that may be annexed to the *** are those commonly known as ***  and*** .  Seller has further advised Buyer that the annexation process will not be completed by Closing.  Prior to the Closing Date, Seller agrees to make available to Buyer true, complete and correct copies of any and all documentation, of any nature (e.g. drafts of annexation agreement, City resolution or ordinance, correspondence, minutes of meetings) relating to such pending annexation in Seller’s possession.  If Buyer does not terminate this Agreement on or before the Inspection Date, Buyer agrees to reasonably cooperate with Seller (but without any out-of-pocket cost to Buyer) with respect to the consummation of the annexation and to allow the Property known as ***  and *** to be annexed into the*** .  Seller shall be solely responsible for any and all costs and expenses incurred in connection with such annexation process.  Seller hereby agrees to use good faith and diligent efforts to complete the annexation process as expeditiously as possible.  Seller shall keep Buyer fully and currently informed and advised with respect to the status of such annexation.  The provisions of this Section 19.1 shall survive the Closing and shall not merge into any conveyancing documents delivered at Closing.

19.2         *** Expansion Parcel.  Buyer acknowledges that the Property known as *** contains approximately *** acres of expansion land (“*** Land”).  The *** Land is depicted on Exhibit Q attached hereto and incorporated herein by this reference.  Seller has advised Buyer that *** corporation, as tenant and*** , Inc., as subtenant, in the Building commonly known as *** (collectively, “*** Tenant”) has an option, in its existing Lease, to expand (or cause an expansion of) that Building.  If the *** Tenant were to exercise its expansion option, the expansion would be constructed on the *** Land.  Seller has advised Buyer that Seller intends to contact the *** Tenant to seek a waiver of its expansion option (the “*** Waiver”).  At Closing, Buyer shall grant to Seller an option to purchase from Buyer the *** Land for a purchase price of*** , which option shall automatically expire on the first to occur of (x) the *** day after the Closing, if Seller fails to procure the *** Waiver on or before that *** day; or (y) if Seller procures the *** Waiver on or before the *** day after Closing, then on the first anniversary of the Closing, and which option shall be assignable (the “Purchase Option”).  If Seller fails to procure the *** Waiver prior to Closing, Seller may continue to attempt to procure *** Waiver during the *** day period after the Closing, but in that event, Seller shall keep Buyer completely and fully apprised of any and all discussions with the *** Tenant and Seller shall use reasonable, good faith efforts to avoid interfering with the relationship between Buyer and the *** Tenant.  Seller shall provide Buyer with ten (10) days’ prior written notice of its exercise of the Purchase Option.  It shall be a condition precedent to Seller’s consummation of its acquisition of the *** Land that Buyer be able to transfer and convey the *** Land as a separate and distinct legal parcel, in compliance with any and all plat act and/or subdivision laws, ordinances and regulations (the “Subdivision Condition”).  If, at the time that Seller exercises the Purchase Option, the *** Land may not be freely transferred and conveyed due to its failure to satisfy the Subdivision Condition, then Seller shall be solely responsible, at Seller’s sole cost, to take whatever actions are required in order to satisfy the Subdivision Condition.  Buyer shall reasonably cooperate with Seller’s efforts to satisfy the Subdivision Condition, but Buyer shall not be required to incur any liability or obligation in order to so cooperate except to execute any

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and all necessary documents to satisfy the Subdivision Conditions.  Seller may not, however, legally subdivide the *** Land from *** Drive except on a conditional basis such that the formal subdivision is not effective until the date on which Buyer conveys the *** Land to Seller.  Buyer shall have the rights to reasonably approve any plat of subdivision or comparable documentation required to satisfy the Subdivision Condition.  Seller shall have thirty (30) days after providing notice of its desire to exercise the Purchase Option to Buyer to complete its due diligence on the ***  Land and, in such case, Seller’s due diligence investigations shall be conducted pursuant to the same standards and obligations (including, but not limited to, insurance coverage and indemnification) as are imposed under this Agreement with respect to Buyer’s due diligence investigations of and about the Property.  *** Seller shall have the right to terminate the exercise of its Purchase Option at any time and for any reason during its thirty (30) day due diligence period.  If Seller does not terminate its exercise of its Purchase Option to purchase prior to the expiration of its due diligence period, then Buyer and Seller shall close on the *** Land within ten (10) days after the expiration of the due diligence period.  Seller shall acquire the *** Land on a strictly “as-is, where-is” basis, without any representation or warranty, of any nature whatsoever, from Buyer except those normal and customary representations and warranties contained in any of the closing documents.  Buyer shall  not be required to provide Seller with any title insurance or any survey of the *** Land.   Buyer shall deliver at closing a limited warranty deed conveying the *** Land to Seller, subject to all of the same Permitted Title Exceptions that Buyer accepted when it acquired the *** Land from Seller, along with such other closing documents as are customary for similar type closings (but without any requirement that Buyer provide any representation or warranty, of any nature, or undertake any liability to or for the benefit of, Seller except those customarily given and similar to those provided in this Agreement), and Seller shall deliver the purchase price for the *** Land to Buyer via federal wire transfer and subject to a real estate tax proration based on land values only for the *** Land, calculated in accordance with the same method pursuant to which the real estate taxes were prorated under this Agreement.  Seller shall also be responsible, at Seller’s sole cost, to cause a real estate tax division to occur, as quickly as is possible following the closing of the conveyance of the *** Land to Seller, between the *** Land and *** , so as to cause each of the *** Land and *** to have a separate and distinct tax identification number.  The provisions of this Section 19.2 shall survive the Closing and shall not merge into any conveyancing documents delivered at Closing.

19.3         Form 8-K Filings.  Seller agrees to cooperate with Buyer, without third party expense to Seller, before and after Closing in providing such information about the Property as Buyer may reasonably require to prepare its Form 8-K filings and such other reports and filings as may be required by any governmental authority.

19.4         Pending Land Sale Property.  Buyer and Seller acknowledges that Seller has advised Buyer that Seller is negotiating the terms of, or has entered into, contracts for the sale of some of the undeveloped Property, as more specifically identified on Exhibit P attached hereto (“Pending Land Sale Property”).  Five (5) days prior to the Closing Date, Seller shall notify Buyer, in writing, if any of the Pending Land Sale Property is to be excluded from the Closing, whereupon (i) the Purchase Price for the undeveloped property shall be reduced by an amount equal to the release price for such Pending Land Sale Property as set forth in Exhibit P; and (ii) Seller shall reimburse Purchaser, within ten (10) days after written demand therefor, for all of the reasonable, documented third party costs and expenses that Buyer incurred in order to

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perform its due diligence investigations at, to, in and about the Pending Land Sale Property that has been excluded from this Agreement in an amount*** .  Such reimbursement obligation shall survive the Closing.  If Seller fails to timely so notify Buyer of any exclusion of the Pending Land Sale Property, then Seller shall convey the Pending Land Sale Property to Buyer at Closing.

19.5         *** Property.  Seller has advised Buyer that *** (“*** “), a Tenant at the portion of the Property commonly known as *** (“*** Property”), has, under the terms of its respective Lease, an option to acquire the *** Property.  *** has advised Seller that *** has exercised its purchase option and, therefore, *** and Seller are currently negotiating the terms and provisions of a purchase and sale contract.  In the event that, prior to Closing, Seller and *** enter into a binding contract, free of contingencies, for the sale of the *** Property (the “*** Contract”), then Seller may exclude the *** Property from this Agreement, by so advising Buyer, in writing, prior to the Closing Date whereupon:  (a) the Purchase Price shall be reduced by $*** , and (b) Seller shall reimburse Buyer, within ten (10) days after written demand therefor, for all of the reasonable, documented third party costs and expenses that Buyer incurred in order to perform its due diligence investigations at, to, in and about the *** Property in an amount*** .  Such reimbursement obligation shall survive the Closing.  If Seller and *** fail to enter into the *** Contract prior to Closing, then, at Closing, Seller shall convey the *** Property to Buyer.

19.6         Right of First Refusals.  Buyer and Seller acknowledge that Seller has advised Buyer that certain Leases contain a right of first refusal to purchase a Project, as more specifically identified on Exhibit R attached hereto (“Refusal Property”).  Upon the expiration of each refusal period or written confirmation that such Tenant does not intend to exercise its right of first refusal to purchase its respective Project, Seller agrees to immediately notify Buyer, in writing, if any of the Tenants of the Refusal Property timely exercises its right to purchase its respective Project.  If any Tenant timely exercises its right of refusal, then the relevant Refusal Property shall be deleted from this Agreement, whereupon the Purchase Price for the developed Property shall be reduced by an amount equal to the release price for such Refusal Property as set forth in Exhibit R; and (ii) Seller shall reimburse Buyer, within ten (10) days after written demand therefor, for all of the reasonable, documented third-party costs and expenses that Buyer incurred in order to perform its due diligence investigations at, to, in and about each Refusal Property that has been excluded from this Agreement in an amount not to exceed *** per individual Refusal Property.  Such reimbursement obligation shall survive the Closing.

19.7         Post Closing Tenant Finish.  Buyer and Seller acknowledge that Seller may be in the process of completing tenant finish work at certain of the Projects as of the Closing Date (“Incomplete TI Work”).  On the Closing Date, Seller shall provide Buyer with a complete and reasonably detailed list of all such Incomplete TI Work.  Buyer agrees that Seller shall complete all such Incomplete TI Work.  Seller hereby covenants and agrees that, as promptly as is reasonably possible after the Closing, Seller shall complete (or cause to be completed) all Incomplete TI Work in accordance with (a) all applicable provisions and requirements of the respective Lease under which performance of the Incomplete TI Work is required and (b) all applicable laws, ordinances and regulations of any Governmental Authority.  Seller further covenants and agrees that it shall use good faith and diligent efforts to coordinate the performance of all Incomplete TI Work (i) in a manner reasonably designed to minimize interference with the occupancies and business operations of those Tenants for whose benefit

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Incomplete TI Work is being performed, and (ii) with Buyer.  If any of such Incomplete TI Work is required to be paid by Buyer pursuant to the terms of this Agreement, then Seller shall submit to Buyer, when and as received by Seller, the invoices and billing statements for that portion of the Incomplete TI Work for which Buyer is responsible and Buyer shall promptly pay such invoices and bills upon receipt.  The provisions of this Section 19.7 shall survive the Closing.

19.8         *** Condemnation.  Seller has advised Buyer that the Project commonly known as*** (“*** Project”) is improved with a single Building containing approximately ***  rentable square feet.  Currently, there are *** Tenants in that Building, *** (“*** “) and *** (“*** “).  *** leases approximately ***  square feet of the Building and its existing Lease expires on*** , 2005.  *** desires to renew its Lease for an additional term, provided that *** is able to lease the entire Building and that Seller, as landlord, provides alternative replacement parking for the *** parking spaces lost as a result of the *** Condemnation, as described and defined below (collectively, “*** ‘s Conditions”).  Seller has advised Buyer that Seller is currently attempting to satisfy *** ‘s Conditions and, in that regard, Seller has reached an oral agreement with*** , pursuant to which *** has agreed that Seller may relocate *** to another building owned by Seller or one of its affiliates; and Seller has entered into a contract to acquire a vacant parcel of land that is comprised of approximately ***  acres and is contiguous a portion of the *** Project  (“Parking Parcel”).  Seller contemplates that it shall construct a surface parking lot on approximately one (1) acre of the Parking Parcel.

Seller has further advised Buyer that in 2004, the *** Department of Transportation (“DOT”) filed a condemnation action against Seller and the *** Project pursuant to which DOT sought to acquire a portion of the *** upon which *** parking spaces are located (the “*** Condemnation”), Seller has advised Buyer that DOT has, in fact, acquired fee simple title to the portion of the *** Project that it sought to acquire through the *** Condemnation, and in connection therewith, DOT paid Seller consideration of*** ; however, Seller has filed an action against DOT seeking approximately ***  in additional compensation and damages (“Seller’s Pending DOT Litigation”).  Seller shall retain all rights with respect to, and any entitlements in connection with, Seller’s Pending DOT Litigation.  Buyer shall have no right, title or obligation in or with respect to Seller’s Pending DOT Litigation.

Seller and Buyer have agreed to delay the Closing of Buyer’s acquisition of the *** Project so as to provide Seller with an opportunity to satisfy*** ‘s Conditions, and to consummate Seller’s acquisition of the Parking Parcel.  Seller shall use its reasonable, diligent and good faith efforts to satisfy*** ‘s Conditions and to consummate its acquisition of the Parking Parcel within *** days after the Closing Date.  Seller shall keep Buyer regularly apprised, in writing, of the status of Seller’s efforts to satisfy*** ‘s conditions and to acquire the Parking Parcel.  Seller shall not execute any such Lease amendment with *** unless and until the Lease amendment is approved by Buyer, which approval shall not be unreasonably withheld or delayed.  Seller shall be solely responsible for the payment of any and all costs and expenses incurred to satisfy*** ‘s Conditions and to consummate its acquisition of the Parking Parcel.  Seller may relocate *** to any other property that Seller desires and need not seek Buyer’s approval of the replacement leased premises.

It shall be a condition precedent to Buyer’s obligation to acquire the *** Project that all of the following are satisfied:

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(i)            Seller and *** have executed and delivered to one another an amendment to*** ‘s existing Lease pursuant to which, among other things, *** leases the entire *** Project and such amendment is approved by Buyer, as provided above;

(ii)           Seller and *** shall have executed and delivered to one another an agreement pursuant to which *** agrees that its Lease at the *** Project is terminated on an accelerated basis;

(iii)          Seller has consummated its acquisition of the Parking Parcel;

(iv)          Seller has improved the Parking Parcel by constructing and installing thereon (in a location, design and configuration reasonably approved by Buyer) a surface parking lot, striped to accommodate vehicular parking and providing sufficient parking to satisfy any parking requirements imposed under*** ‘s Lease amendment (the “Parking Lot”).  Seller shall construct the Parking Lot at Seller’s sole expense and in accordance with all applicable requirements of all Governmental Authorities.

(v)           Seller procures and delivers to Buyer a Tenant Estoppel from*** , confirming with specificity, that the *** Lease amendment is in full force and effect and that*** ‘s Conditions have been satisfied;

(vi)          Seller procures and delivers to Buyer a Survey of the aggregate parcel created by combining the *** Project and the Parking Parcel (the “Combined Project”); and

(vii)         The Title Insurer shall have committed to Buyer to issue to Buyer an owner’s policy of title insurance, insuring Buyer’s interest in the Combined Project, in the amount of $*** , and subject only to (A) the Permitted Exceptions and (B) the issuance of the Endorsements.

The items described in (i) through (vii) are collectively referred to as the “*** Closing Conditions.”  When Seller has satisfied the *** Closing Conditions, Seller shall so advise Buyer, in writing (“*** Satisfaction Notice”), and within ten (10) business days after Seller delivers the *** Satisfaction Notice, but on a date mutually and reasonably acceptable to Seller and Buyer, Seller and Buyer shall proceed to consummate the sale and conveyance to Buyer of the Combined Project for the allocated value assigned to the *** Project, as mutually and reasonably determined by Seller and Buyer, and pursuant to, and subject to, all of the same terms, conditions, requirements and procedures imposed under this Agreement with respect to the remainder of the Property.  The provisions of this Section 19.8 shall survive the Closing (with respect to the remainder of the Property) and shall not merge into any conveyancing documents delivered at that Closing.

19.9         *** Tornado Damage.  Seller has advised Buyer that, in mid-August, 2005, the Project commonly known as *** (the “*** Project”) in *** was damaged by a tornado.  Among the repairs required at the *** Project are water extraction and drying, roof repairs (as the roof was separated from the deck in numerous locations), mechanical repairs to the HVAC system and replacement of ceiling tiles and cove base (collectively, “*** Repairs”).  Seller has tendered a claim to its property insurer.  Seller hereby covenants and agrees that it shall complete all *** Repairs, at Seller’s sole cost and expense, prior to Closing.  Seller has advised Buyer that none of

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the Leases for the *** Project have been terminated or rendered terminable as a result of the tornado damage.  Seller further covenants and agrees that Seller shall deliver to Buyer Tenant Estoppels from the Tenants at the *** Project that include a specific confirmation that Seller has completed the *** Repairs for which Seller, as landlord, is responsible pursuant to each Tenant’s respective Lease requirements.

19.10       Tenants and Rights of First Offer.  Seller has advised Buyer that *** Tenants have rights of first offer (“ROFO”) to acquire the Building in which their respective leased premises are located.  Those Tenants are:  *** , leasing space at the Project commonly known as*** (“*** “);*** , leasing space at the Project commonly known as*** (“*** “);*** , leasing space in the *** Property; and *** (“*** “), leasing space at the Project commonly known as ***.  Of these Tenants, *** did exercise its ROFO and, as provided in Section 19.5, Seller and *** are currently negotiating the terms of the *** Contract.  Seller has delivered to Buyer letters from *** and*** , confirming that each of them waives its ROFO.  Seller has advised Buyer that *** failed to timely respond to the ROFO notice that Seller delivered to *** and, therefore, *** has automatically waived its ROFO; however, Seller shall make reasonable efforts to procure from *** a written confirmation of*** ‘s waiver of its ROFO.

Seller has advised Buyer that, regardless of (a) the allocations of the Purchase Price upon which Seller and Buyer agree, and (b) the time frames established under this Agreement, Seller does not currently believe that the respective terms of the Leases with*** , *** and *** will require that Seller once again deliver a ROFO notice to any or all of*** , *** and*** .  In the event, however, that Seller determines that Seller shall, in fact, be required to resubmit a ROFO notice to any or all of*** , *** and *** in order to comply with the respective terms of their Leases, Seller shall so advise Buyer, in writing, on or before*** , 2005, and Seller shall then promptly resubmit such ROFO notice as is required in order to ensure compliance with the terms of the applicable Leases.  If, following any such resubmission of a ROFO notice to any or all of*** , *** and*** , as the case may be, one or more of them timely exercises its respective ROFO, then Seller shall immediately so advise Buyer, in writing, whereupon the Project(s) with respect to which the ROFO is timely exercised shall be deleted from this Agreement and the Purchase Price shall be adjusted by deducting from it the allocated value assigned to such deleted Project(s) pursuant to Seller’s and Buyer’s mutual and reasonably determination; and further, Seller shall be obligated to reimburse Buyer, within ten (10) days after Buyer’s delivery of written demand therefor for all of the reasonable, documented third party costs and expenses that Buyer incurred in order to perform its due diligence investigation at, to, in and about the Project(s) being deleted from this Agreement pursuant to this Section 19.10, but up to a maximum amount of ***  per Project.  Such reimbursement obligation shall survive the Closing.  If Seller fails to advise Buyer pursuant to the immediately preceding two (2) sentences, then, on the Closing Date, Seller shall convey to Buyer (in accordance with the terms of this Agreement) all of the Projects in which*** , *** and *** are Tenants.

19.11       Easement Agreement.  Those Projects assigned Assets Numbers 306, 307 and 308, all in Hamilton County, Ohio, are encumbered by a certain Third Amendment to Easement Agreement recorded on June 3, 1996, in O.R. Volume 7068, page 34 and re-recorded on December 12, 1997, in O.R. Volume 7520, page 1113 (the “Easement Agreement”).  The provisions of the Easement Agreement contemplate that (a) an owner’s association will have been formed, (b) such owners’ association will maintain and repair the common areas described

40

in the Easement Agreement, and (c) such owners’ association may levy assessments against the owners of those properties encumbered by the Easement Agreement.  Seller has advised Buyer that, to Seller’s knowledge, no owners’ association has been formed and Seller has never received a billing statement for any assessments due in connection with the maintenance and repair of common areas under the Easement Agreement.  Seller has further advised Buyer that (i) to Seller’s knowledge, there are no common areas within the real properties that are encumbered by the Easement Agreement that would be maintained by an owners’ association; (ii) there are no shared roads used in common by Seller’s Projects and those of the other properties encumbered by the Easement Agreement; and (iii) to Seller’s knowledge, Enterprise Drive is a publicly dedicated road, as reflected in Plat Book 348, Page 64.

19.12       Additional Consideration Owed by Seller to *** Investment Company.  Seller has advised Buyer that, when Seller acquired the land upon which certain of the Projects located in *** were constructed (Assets Nos. 202 and 204) from *** Investment Company (““), Seller agreed to pay to *** certain additional future consideration for such land (the “Land”), based upon Seller’s development of the *** Land and the extent to which those buildings that Seller constructs and develops on the *** Land are built out and improved as office space.  Seller has further advised Buyer that such obligation to pay additional consideration to *** is purely a contractual obligation between Seller and ***; the obligation does not encumber or run with the *** Land; and the obligation shall not be binding upon Buyer, its successors and assigns.  The parties acknowledge, however, that those buildings constructed on the *** Land are not yet entirely improved, built out and finished; as a result, additional office-based tenant improvements and finishes may be constructed and installed, by Buyer, on a post-Closing basis.  Buyer hereby covenants and agrees that Buyer shall use reasonable, good faith efforts to promptly advise Seller, in writing, from time to time after Closing, when and as Buyer completes the installation and construction of tenant improvements and finishes that constitute office space in either or both of Assets Nos.*** .  Seller is and shall remain solely and exclusively responsible for the timely payment, in full, of any and all additional consideration owed to *** as a result of, or due to, the construction and installation, in either or both of Assets Nos.*** , of tenant improvements and build out designed to create office space (“Office Improvements Consideration”), whether such construction and installation of office improvements occurs prior to, or subsequent to, Closing.  Seller hereby indemnifies, defends and holds Buyer, its members, and the successors and assigns of Buyer and its members (collectively, “*** Indemnified Parties”), harmless from and against any and all claims, damages (actual, but not consequential), losses, causes of action, judgments, costs and expenses (including, but not limited to, court costs and attorneys’ reasonable fees) actually suffered or incurred by any or all of the *** Indemnified Parties as a direct result of Seller’s failure to timely pay to*** , at any time or from time to time, any or all of the Office Improvements Consideration.  The foregoing indemnity shall not apply with respect to any Office Improvements Consideration due and owing to *** solely and directly as a result of, or in connection with, improvements about which Buyer fails to notify Seller, as contemplated above.  The provisions of this Section 19.2 shall survive the Closing and shall not be subject to, or included within, the monetary limitation imposed under Section 11.3.

19.13       Potential Acquisition of Membership Interests.  Seller and Buyer acknowledge and agree that, prior to Closing and upon Buyer’s request and cost, Seller shall transfer and convey those of the Projects located in Ohio to a newly created Delaware limited liability

41

company (“Newco”) in which the initial member(s) shall be that Seller entity that currently holds fee simple title to the Ohio Projects.  In that event, then at Closing, Buyer shall acquire the Ohio projects by an assignment of one hundred percent (100%) of the membership interests in Newco.  The form and substance of the document by which such membership interests are transferred and conveyed to Buyer shall be mutually and reasonably acceptable to Seller and Buyer and shall, among other things, include an indemnity from Newco’s member(s) for the benefit of Buyer, with respect to any liabilities and obligations that Newco incurs or for which it becomes responsible due to the actions of Seller’s Newco members prior to the Closing Date and an indemnity from Newco’s transferee member(s) for the benefit of Seller with respect to any liabilities and obligations that Newco incurs or for which it becomes responsible after the Closing Date.  In light of the parties’ agreement, as set forth in this Agreement, that Seller shall pay all transfer taxes imposed in connection with the fee simple transfer of the Property to Buyer, Seller hereby covenants and agrees that it shall remain liable for the payment of any transfer taxes (in the amount it would have paid under this Agreement absent a transfer to Newco), that may ultimately be imposed in connection with Buyer’s acquisition of the Ohio Projects in the event that, following the Closing, any governmental authority having jurisdiction over any or all of the Ohio Projects successfully challenges the means by which Buyer acquires the Ohio Projects without having paid transfer taxes; provided, however, that if Buyer wishes to contest any such challenge by the governmental authority, Buyer shall be solely responsible for any costs and expenses incurred by Seller in connection with such contest (although Seller shall reasonably cooperate with Buyer in its pursuit of such contest, but without any out-of-pocket expense to Seller).  The provisions of the preceding sentence shall survive the Closing and shall not merge into the conveying documents delivered at Closing.

19.14       ().  *** (“*** “) is a tenant in the Projects  commonly known as*** , in *** (the “*** Projects”).  Pursuant to Section 16.14 of ***  lease for *** (the “*** Lease”), Seller, as landlord, constructed certain Parking Improvements (as defined in the ***  Lease) at ***  expense.  Those Parking Improvements involved the creation of an off-site asphalt-saved parking lot on property owned by an affiliate of the Seller entity that is the landlord under the *** (the “Parking Owner”); and in order for vehicles to travel between the Parking Improvements and a publicly dedicated road, the vehicles must travel across and over a private road located on a parcel that is owned by yet another affiliate of the Seller entity that owns the *** Projects (the “Access Parcel”).  As a result, Seller hereby covenants and agrees that, prior to Closing, Seller shall cause (a) the Parking Owner to enter into a lease with Buyer, on terms and conditions reasonably acceptable to Buyer, pursuant to which the Parking Owner leases the Parking Improvements to Buyer for the duration of the term of the leases into which *** has entered for the *** Projects (collectively, the “*** Leases”), including any renewals and extensions of either or both of the *** Leases (the “Parking Lease”) so as to ensure that Buyer, as successor landlord under the *** Leases, is able to comply with its obligations to make the Parking Improvements available to*** .  *** ; and (b) the owner of the Access Parcel (the “Access Owner”) to grant to Buyer a nonexclusive easement of ingress, egress and access over, along and through the Access Parcel so as to provide a means of access to, from and between the Parking Improvements and a publicly dedicated street (the “Access Easement”).  The Access Easement shall expire simultaneously with the expiration of the Parking Lease.  No fees, rent or other charges, of any nature, shall be imposed on Buyer under the Access Easement.  The terms and conditions of the Access Easement shall be reasonably acceptable to Buyer and Seller shall also cause the Access Easement to be recorded at Closing.  Buyer shall cause *** to provide the

42

Parking Owner with evidence of insurance naming the Parking Owner as an additional insured on liability insurance covering the use of the parking Improvements.  The Parking Owner shall not have any responsibility to maintain or repair the parking Improvements.

Additionally, at Closing, Seller shall assign to Buyer, pursuant to an assignment agreement reasonably and mutually acceptable to Seller and Buyer, those certain ICP extended warranties provided to Seller by *** issued with respect to sixteen rooftop HVAC units installed at the *** Projects in 2001 and 2002.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

43

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized signatory, effective as of the day and year first above written.

SELLER:

DUKE REALTY LIMITED PARTNERSHIP, an Indiana general partnership

By:	Duke Realty Corporation, its sole general partner

	By:	/s/ Howard L. Feinsand
	Name:	Howard L. Feinsand
	Title:	Executive Vice President,
General Counsel and Secretary

DUKE REALTY OHIO, an Indiana general partnership

By:	Duke Realty Limited Partnership, a general partner

	By:	Duke Realty Corporation, its general partner

	By:	/s/ Howard L. Feinsand
	Name:	Howard L. Feinsand
	Title:	Executive Vice President,
General Counsel and Secretary

EDENVALE EXECUTIVE CENTER, L.L.C., an Indiana general partnership

By:	Duke Realty Limited Partnership, a general partner, its sole member

By:	Duke Realty Corporation, its general partner

By:	/s/ Howard L. Feinsand
Name:	Howard L. Feinsand
Title:	Executive Vice President,
General Counsel and Secretary

MV MINNEAPOLIS LUNAR POINTE I, LLC a Delaware limited liability company

By:	Duke Realty Limited Partnership, an Indiana limited partnership, sole member

By:	Duke Realty Corporation, its general partner

By:	/s/ Howard L. Feinsand
Name:	Howard L. Feinsand
Title:	Executive Vice President,
General Counsel and Secretary

DUGAN REALTY, L.L.C., an Indiana limited liability company

By:	Duke Realty Limited Partnership, an Indiana limited partnership, its member

By:	Duke Realty Corporation, an Indiana corporation, its general partner

By:	/s/ Howard L. Feinsand
Name:	Howard L. Feinsand
Title:	Executive Vice President,
General Counsel and Secretary

WEEKS DEVELOPMENT PARTNERSHIP, a Georgia general partnership

By:	Weeks Realty Services, Inc., a Georgia corporation, Managing General Partner

By:	/s/ Howard L. Feinsand
Name:	Howard L. Feinsand
Title:	Executive Vice President,
General Counsel and Secretary

DUKE CONSTRUCTION LIMITED PARTNERSHIP, an Indiana limited partnership

By:	Duke Business Centers Corporation, an Indiana corporation, its general partner

By:	/s/ Howard L. Feinsand
Name:	Howard L. Feinsand
Title:	Executive Vice President,
General Counsel and Secretary

BUYER:

FIRSTCAL INDUSTRIAL 2 ACQUISITION, LLC, a Delaware limited liability company

By:	FIRSTCAL INDUSTRIAL 2, LLC, a Delaware limited liability company and its sole member, by its two (2) members:

	By:	FR FirstCal 2, LLC, a Delaware limited liability company and its Manager

		By:	First Industrial Development Services, Inc., a Maryland corporation and its sole member

			By:	/s/ Johannson Yap
Johannson Yap, Executive
Vice President

EXHIBIT A

DESCRIPTION OF BUILDINGS AND LAND

ATLANTA, GA

Asset Nos. 101-188

ASSET #	ADDRESS	CITY, STATE	COUNTY	RECORD OWNER

101	805 Franklin Court	Marietta, GA	Cobb	DRLP

102	810 Franklin Court	“	“	DRLP

103	811 Livingston Court	“	“	DRLP

104	825 Franklin Court	“	“	DRLP

105	830 Franklin Court	“	“	DRLP

106	835 Franklin Court	“	“	DRLP

107	840 Franklin Court	“	“	DRLP

108	821 Livingston Court	“	“	DRLP

109	841 Livingston Court	“	“	DRLP

110	993 Mansell Road	Roswell, GA	Fulton	DRLP

111	995 Mansell Road	“	“	DRLP

112	997 Mansell Road	“	“	DRLP

113	999 Mansell Road	“	“	DRLP

114	1003 Mansell Road	“	“	DRLP

115	1005 Mansell Road	“	“	DRLP

116	1007 Mansell Road	“	“	DRLP

117	1009 Mansell Road	“	“	DRLP

118	1011 Mansell Road	“	“	DRLP

119	11415 Old Roswell Rd.	“	“	DRLP

120	11545 Wills Road	“	“	DRLP

121	1750 Founders Pkwy.	“	“	DRLP

ASSET #	ADDRESS	CITY, STATE	COUNTY	RECORD OWNER

122	1735 Founders Pkwy.	“	“	DRLP

123	105 Hembree Park Dr.	“	“	DRLP

124	150 Hembree Park Dr.	“	“	DRLP

125	200 Hembree Park Dr.	“	“	DRLP

126	645 Hembree Pkwy.	“	“	DRLP

127	655 Hembree Pkwy.	“	“	DRLP

128	250 Hembree Park Dr.	“	“	DRLP

129	660 Hembree Park Dr.	“	“	DRLP

130	245 Hembree Park Dr.	“	“	DRLP

131	1100 Northmeadow Pkwy.	“	“	DRLP

132	1150 Northmeadow Pkwy.	“	“	DRLP

133	1125 Northmeadow Pkwy.	“	“	DRLP

134	1175 Northmeadow Pkwy.	“	“	DRLP

135	1250 Northmeadow Pkwy.	“	“	DRLP

136	1225 Northmeadow Pkwy.	“	“	DRLP

137	1325 Northmeadow Pkwy.	“	“	DRLP

138	1350 Northmeadow Pkwy.	“	“	DRLP

139	1335 Northmeadow Pkwy.	“	“	DRLP

140	11835 Alpharetta Hwy.	“	“	DRLP

141	11390 Old Roswell Rd.	“	“	DRLP

142	1400 Hembree Road	“	“	DRLP

143	235 Hembree Park Dr.	“	“	DRLP

144	1115 Northmeadow Pkwy.	“	“	DRLP

145	1200 Northmeadow Pkwy.	“	“	DRLP

146	1335 Capital Cr.	Marietta, GA	Cobb	DRLP

147	1337-41-51 Capital Cr.	“	“	DRLP

ASSET #	ADDRESS	CITY, STATE	COUNTY	RECORD OWNER

148	2260 Northwest Pkwy.	“	“	DRLP

149	2252 Northwest Pkwy.	“	“	DRLP

150	2242 Northwest Pkwy.	“	“	DRLP

151	2256 Northwest Pkwy.	“	“	DRLP

152	2244 Northwest Pkwy.	“	“	DRLP

153	2150 Northwest Pkwy.	“	“	DRLP

154	2152 Northwest Pkwy.	“	“	DRLP

155	2130 Northwest Pkwy.	“	“	DRLP

156	2270 Northwest Pkwy.	“		DRLP

157	2275 Northwest Pkwy.	“	“	DRLP

158	2915 Courtyards Drive	Norcross, GA	Gwinnett	DRLP

159	2925 Courtyards Drive	“	“	DRLP

160	2975 Courtyards Drive	“	“	DRLP

161	2995 Courtyards Drive	“	“	DRLP

162	2725 Northwoods Pkwy.	“	“	DRLP

163	2755 Northwoods Pkwy.	“	“	DRLP

164	2775 Northwoods Pkwy.	“	“	DRLP

165	2850 Colonnades Ct.	“	“	DRLP

166	3040 Northwoods Pkwy.	“	“	DRLP

167	3055 Northwoods Pkwy.	“	“	DRLP

168	3075 Northwoods Pkwy.	“	“	DRLP

169	3100 Northwoods Pkwy.	“	“	DRLP

170	3155 Northwoods Pkwy.	“	“	DRLP

171	3175 Northwoods Pkwy.	“	“	DRLP

172	2825 Breckinridge Blvd.	Duluth, GA	“	DRLP

173	2875 Breckinridge Blvd.	“	“	DRLP

ASSET #	ADDRESS	CITY, STATE	COUNTY	RECORD OWNER

174	2885 Breckinridge Blvd.	“	“	DRLP

175	3170 Reps Miller Road	Norcross, GA	“	DRLP

176	3180 Reps Miller Road	“	“	DRLP

177	3190 Reps Miller Road	“	“	DRLP

178	11800 Wills Road	Roswell, GA	Fulton	DRLP

179	11810 Wills Road	“	“	DRLP

180	11820 Wills Road	“	“	DRLP

181	560 Old Peachtree Rd.	Suwanee, GA	Gwinnett	DDRLP

182	5755 Peachtree Ind. Blvd.	Norcross, GA	“	DRLP

183	5765 Peachtree Ind. Blvd.	“	“	DRLP

184	5775 Peachtree Ind. Blvd.	“	“	DRLP

185	Northbrook – Dugan Land	Suwanee, GA	“	Dugan Realty, LLC

186	Northbrook - DRLP Land	“	“	DRLP

187	Northbrook - WDP Land	“	“	Weeks Development Partnership

188	Franklin Forest Flood Plain	Marietta, GA	Cobb	DRLP

ORLANDO, FLORIDA

Asset Nos. 201 - 209

ASSET #	ADDRESS	CITY, STATE	COUNTY	RECORD OWNER

201	7101 TPC Drive	Orlando, FL	Orange	DRLP

202	7022 TPC Drive	“	“	DRLP

203	6200 Lee Vista Blvd.	“	“	DRLP

204	7100 TPC Drive	“	“	DRLP

205	100 Technology Pkwy.	Lake Mary, FL	Seminole	DRLP

ASSET #	ADDRESS	CITY, STATE	COUNTY	RECORD OWNER

206	525 Technology Pkwy.	“	“	DRLP

207	255 Technology Pkwy.	“	“	DRLP

208	200 Technology Pkwy.	“	“	DRLP

209	250 Technology Pkwy.	“	“	DRLP

CINCINNATI, OHIO

Asset Nos. 301 - 319

ASSET #	ADDRESS	CITY, STATE	COUNTY	RECORD OWNER

301	4514-4548 Cornell Rd. & 11253-11277 Williamson Rd.	Cincinnati, OH	Hamilton	Duke Realty Ohio (“DRO”)

302	6465 Creek Rd.	Blue Ash, OH	“	DRO

303	6245 Creek Rd.	“	“	DRO

304	2702-2758 East Kemper Rd.	Cincinnati, OH	“	DRO

305	2800-2888 East Kemper Rd.	Sharonville, OH	“	DRO

306	2931-2961 East Kemper Rd.	“	“	DRO

307	11490-11550 Enterprise Park Dr.	“	“	DRO

308	2831 East Kemper Rd. & 11473-11493 Enterprise Park Dr.	“	“	DRO

309	11785 Highway Dr.	“	“	DRO

310	11815 Highway Dr.	“	“	DRO

311	6900 - 6918 Fairfield Business Dr.	Fairfield, OH	Butler	DRO

312	6820 - 6838 Fairfield Business Dr.	“	“	DRO

313	10150 - 10188 International Blvd.	Cincinnati, OH	“	DRO

314	5549 - 5585 Spellmire Rd.	“	“	DRO

ASSET #	ADDRESS	CITY, STATE	COUNTY	RECORD OWNER

315	5616 Spellmire Rd.	“	“	DRO

316	9021 - 9035 Meridian Way	W.Chester,OH	“	DRO

317	4700 Duke Dr.	Mason, OH	Warren	DRO

318	4690 Parkway Dr.	“	“	DRO

319	4900 Parkway Dr.	“	“	DRO

CLEVELAND, OHIO

Asset Nos. 401 - 420

ASSET #	ADDRESS	CITY, STATE	COUNTY	RECORD OWNER

401	6230 Cochran	Solon, OH	Cuyahoga	DRO

402	5821 Harper	“	“	DRO

403	6161 Cochran	“	“	DRO

404	5901 Harper	“	“	DRO

405	6661 Cochran	“	“	DRO

406	6521 Davis	“	“	DRO

407	30301 Carter Street	“	“	DRO

408	12200 Alameda Dr.	Strongsville, OH	“	DRO

409	13325 Darice Parkway	“	“	DRO

410	13675 Darice Parkway	“	“	DRO

411	13500 Darice Parkway	“	“	DRO

412	12850 Darice Parkway	“	“	DRO

413	12930 Darice Parkway	“	“	DRO

414	Intentionally Omitted	—	—	—

415	1864 Enterprise Pkwy + Land	Twinsburg, OH	Summit	DRO

416	1842 Enterprise Parkway	“	“	DRO

ASSET #	ADDRESS	CITY, STATE	COUNTY	RECORD OWNER

417	28900 Fountain Parkway	Solon, OH	Cuyahoga	DRO

418	5335 Avion Park Dr. + Land	“	“	DRO

419	8220 Mohawk Dr. + Land	“	“	DRO

420	Park 82 Land	Strongsville, OH	“	DRO

COLUMBUS, OHIO

Asset Nos. 501 - 513

ASSET #	ADDRESS	CITY, STATE	COUNTY	RECORD OWNER

501	7719 Graphics Way	Lewis Center, OH	Delaware	DRO

502	459 Orange Point Dr.	“	“	DRO

503	3940 Gantz Road	Grove City, OH	Franklin	DRO

504	4000 Gantz Road	“	“	DRO

505	2190-2200 Westbelt Dr.	Columbus, OH	“	DRO

506	2787-2805 Charter St.	“	“	DRO

507	2829-2843 Charter St.	“	“	DRO

508	3800 Zane Trace Dr.	“	“	DRO

509	3635 Zane Trace Dr.	“	“	DRO

510	Orange Pointe Land (4.35 acres)	“	Delaware	DRO

511	Westbelt 3 Land (12.36 acres)	“	Franklin	DRO

512	Westbelt 5 Land (11.18 acres)	“	“	DCLP

513	Orange Point Detention Pond	Lewis Center, OH	Delaware	DRO & DRLP

MINNEAPOLIS, MINNESOTA

Asset Nos. 601 - 633

ASSET #	ADDRESS	CITY, STATE	COUNTY	RECORD OWNER

601	640 Taft St.	Minneapolis, MN	Hennepin	DRLP

602	2505 Kennedy St.	“	“	DRLP

603	650 Taft St.	“	“	DRLP

604	2425 Kennedy St., N.E.	“	“	DRLP

605	1351-1365 Park Rd.	Chanhassen, MN	Carver	DRLP

606	1250-1290 Park Rd.	“	“	DRLP

607	1020 Discovery Rd.	Eagan, MN	Dakota	DRLP

608	1303 Corporate Center Dr.	“	“	DRLP

609	7600-7688 Executive Dr.	Eden Prairie, MN	Hennepin	Edenvale Executive Center, LLC (“EEC”)

610	7905 Golden Triangle Dr.	“	“	DRLP

611	10900 Hampshire Ave. So.	Bloomington, MN	“	DRLP

612	801-815 West 106th St.	“	“	DRLP

613	10640 Lyndale Ave. So.	“	“	DRLP

614	5249-5251 W. 73rd St.	Edina, MN	“	DRLP

615	5230 W. 73rd St.	“	“	DRLP

616	7200 Ohms Lane	“	“	DRLP

617	5900 Golden Hills Dr.	Golden Valley, MN	“	DRLP

618	6100-6190 Golden Hills Dr		“	DRLP

619	6105 Golden Hills Dr.		“	DRLP

ASSET #	ADDRESS	CITY, STATE	COUNTY	RECORD OWNER

620	2415-2495 Xenium Lane No.	Plymouth, MN	“	DRLP

621	2200 University Ave. W.	St. Paul, MN	Ramsey	DRLP

622	10025 Valley View Rd.	Eden Prairie, MN	Hennepin	EEC

623	13895 Industrial Park Blvd.	Plymouth, MN	“	DRLP

624	1840-1888 Berkshire; 13801-13844 Industrial Park	“	“	DRLP

625	13820-13884 Industrial Park Blvd.; 1945-2001 Annepolis Lane	“	“	DRLP

626	5201/5155 E. River Rd.	Fridley, MN	“	DRLP

627	Intentionally Omitted	—	—	—

628	2000 W. 94th St.	Bloomington, MN	Hennepin	DRLP

629	5120 Cedar Lake Rd.	Cedar Lake, MN	“	DRLP

630	7300 32nd Ave. No.	Crystal, MN	“	DRLP

631	800 So. Fifth St.	Hopkins, MN	“	DRLP

632	Intentionally Omitted	—	—	—

633	3025 Lunar Lane	Eagan, MN	Dakota	MV Minneapolis Lunar Pointe I, LLC

NASHVILLE, TENNESSEE

Asset Nos. 701 - 734

ASSET #	ADDRESS	CITY, STATE	COUNTY	RECORD OWNER

701	1420 Donelson Pike	Nashville, TN	Davidson	DRLP

702	1410 Donelson Pike	“	“	DRLP

703	1400 Donelson Pike	“	“	DRLP

ASSET #	ADDRESS	CITY, STATE	COUNTY	RECORD OWNER

704	400 Airpark Center Dr.	“	“	DRLP

705	500 Airpark Center Dr.	“	“	DRLP

706	600 Airpark Center Dr.	“	“	DRLP

707	700 Airpark Center Dr.	“	“	DRLP

708	800 Airpark Center Dr.	“	“	DRLP

709	900 Airpark Center Dr.	“	“	DRLP

710	1000 Airpark Center Dr.	“	“	DRLP

711	5233 Harding Place	“	“	DRLP

712	2525 Perimeter Place Dr.	“	“	DRLP

713	621 Mainstream Dr.	“	“	DRLP

714	566 Mainstream Dr.	“	“	DRLP

715	811 Royal Pkwy.	“	“	DRLP

716	2957 Elm Hill Pike	“	“	DRLP

717	533 Mainstream Dr.	“	“	DRLP

718	501 Mainstream Dr.	“	“	DRLP

719	2515 Perimeter Place Dr.	“	“	DRLP

720	500 Royal Pkwy.	“	“	DRLP

721	5215 Linbar Dr.	“	“	DRLP

722	5217 Linbar Dr.	“	“	DRLP

723	5213 Linbar Dr.	“	“	DRLP

724	5211 Linbar Dr.	“	“	DRLP

725	5209 Linbar Dr.	“	“	DRLP

726	5207 Linbar Dr.	“	“	DRLP

727	3800 Ezell Rd.	“	“	DRLP

728	601 Bakertown Rd. + Land	“	“	DRLP

729	5270 Harding Place	“	“	DRLP

ASSET #	ADDRESS	CITY, STATE	COUNTY	RECORD OWNER

730	1415 Donelson Pike	“	“	DRLP

731	1413 Donelson Pike	“	“	DRLP

732	431 Great Circle Rd.	“	“	DRLP

733	Haywood East Land (5.05 acres)	“	“	DRLP

734	Linbar Land (1.665 acres)	“	“	DRLP

RALEIGH, NORTH CAROLINA

Asset Nos. 801 - 814

ASSET #	ADDRESS	CITY, STATE	COUNTY	RECORD OWNER

801	100 Perimeter Park Dr.	Morrisville, NC	Wake	DRLP

802	200 Perimeter Park Dr.	“	“	DRLP

803	300 Perimeter Park Dr.	“	DRLP

804	400 Perimeter Park Dr.	“	“	DRLP

805	500 Perimeter Park Dr.	“	“	DRLP

806	800 Perimeter Park Dr.	“	“	DRLP

807	900 Perimeter Park Dr.	“	“	DRLP

808	1000 Perimeter Park Dr.	“	“	DRLP

809	409 Airport Blvd. - Bldg A	“	“	DRLP

810	409 Airport Blvd. - Bldg B	“	“	DRLP

811	409 Airport Blvd. - Bldg C	“	“	DRLP

812	3200 Spring Forest Rd.	Raleigh, NC	“	DRLP

813	3100 Spring Forest Rd.	“	“	DRLP

814	3150 Spring Forest Rd.	“	“	DRLP

EXHIBIT B

ESCROW AGREEMENT

THIS AGREEMENT is made and entered into this 7th day of September, 2005, by and among those parties collectively named as “Seller” on the signature page hereto (“Seller”), FirstCal Industrial 2 Acquisition, LLC, a Delaware limited liability company (“Buyer”), and First American Title Insurance Company (“Escrow Agent”).

WHEREAS, Seller and Buyer have entered into that certain Agreement for Purchase and Sale  (the “Purchase Agreement”) dated as of the date hereof, a copy of which Escrow Agent acknowledges receiving, for the sale and purchase of that certain real property described therein. The Purchase Agreement is, by this reference, made a part hereof, and all terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement; and

WHEREAS, Buyer and Seller desire to have Escrow Agent hold the Earnest Money in escrow, as required by the Purchase Agreement and pursuant to the terms hereof.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

1.             Within three (3) business days after the Effective Date, as defined in the Purchase Agreement, Buyer will deliver and deposit with Escrow Agent the amount of Ten Million and No/100 DOLLARS ($10,000,000.00) as required by Section 3 of the Purchase Agreement (the “Earnest Money”) ..  The Escrow Agent agrees to immediately deposit the Earnest Money in an interest-bearing account in a national banking association and to hold and disburse the same, together with any interest earned thereon, as required by the Purchase Agreement.

2.             Upon the Closing Date, Escrow Agent shall apply the Earnest Money, together with any accrued interest thereon, to the Purchase Price as required by the Purchase Agreement.

3.             Within fifteen (15) days after written notification from both Buyer and Seller that the sale contemplated by the Purchase Agreement shall not take place, Escrow Agent shall deliver the Earnest Money as required by the Purchase Agreement.

4.             Buyer and Seller hereby covenant and agree that Escrow Agent shall not be liable for any loss, cost or damage which it may incur as a result of serving as Escrow Agent hereunder, except for any loss, cost or damage arising out of Escrow Agent’s gross negligence or willful misconduct.  Accordingly, Escrow Agent shall not incur any liability with respect to (a) any action taken or omitted to be taken in good faith upon advice of its counsel, given with respect to any questions relating to its duties and responsibilities hereunder, or (b) any action taken or omitted to be taken in reliance upon any document, including any written notice of instruction provided for herein or in the Purchase Agreement, not only as to the due execution and the validity and effectiveness thereof, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine and to have been signed or presented by proper person or persons in conformity with the provisions of this Agreement.  Buyer and Seller hereby agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and reasonable attorneys’ fees and disbursements actually incurred, which may be imposed upon and incurred by Escrow Agent in connection with its serving as Escrow Agent hereunder.  In the event of a dispute between Buyer and Seller, Escrow Agent shall be entitled to tender unto the registry or custody of any court of competent jurisdiction in the county in which Escrow Agent’s address for notice is located all money or property in Escrow Agent’s hands held under the terms of this Agreement and the Purchase Agreement, together with such legal pleadings as it deems appropriate, and thereupon shall be discharged of its obligations hereunder and under the Purchase Agreement.

5.             Any notice required hereunder shall be delivered to the parties and in the manner as required by the Purchase Agreement.  Escrow Agent’s address for notice purposes is as follows:

First American Title Insurance Company

30 North LaSalle Street

Suite 310

Chicago, IL  60602

6.             This Agreement shall be governed by and construed in accordance with the internal laws of the state in which the Land is located, without reference to the conflicts of laws or choice of law provisions thereof.

7.             This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

IN WITNESS WHEREOF, the undersigned have caused this Escrow Agreement to be duly executed as of the date first written above.

SELLER:

DUKE REALTY LIMITED PARTNERSHIP, an Indiana general partnership

By:	Duke Realty Corporation, its sole general partner

By:
Name:
Title:

DUKE REALTY OHIO, an Indiana general partnership

By:	Duke Realty Limited Partnership, a general partner

By:	Duke Realty Corporation, its general partner

By:
Name:
Title:

EDENVALE EXECUTIVE CENTER, L.L.C., an Indiana general partnership

By:	Duke Realty Limited Partnership, a general partner, its sole member

	By:	Duke Realty Corporation, its general partner

By:
Name:
Title:

MV MINNEAPOLIS LUNAR POINTE I, LLC a Delaware limited liability company

By:	Duke Realty Limited Partnership, an Indiana limited partnership, sole member

	By:	Duke Realty Corporation, its general partner

By:
Name:
Title:

DUGAN REALTY, L.L.C., an Indiana limited liability company

By:	Duke Realty Limited Partnership, an Indiana limited partnership, its member

	By:	Duke Realty Corporation, an Indiana corporation, its general partner

By:
Printed:
Title:

WEEKS DEVELOPMENT PARTNERSHIP, a Georgia general partnership

By:	Weeks Realty Services, Inc., a Georgia corporation, Managing General Partner

By:
Printed:
Title:

DUKE CONSTRUCTION LIMITED PARTNERSHIP, an Indiana limited partnership

	By:	Duke Business Centers Corporation, an Indiana corporation, its general partner

By:
Printed:
Title:

BUYER:

FIRSTCAL INDUSTRIAL 2 ACQUISITION, LLC, a Delaware limited liability company

By	FIRSTCAL INDUSTRIAL 2, LLC, a Delaware limited liability company and its sole member

	By:	FR FirstCal 2, LLC, a Delaware limited liability company and its Manager

		By:	First Industrial Development Services, Inc., a Maryland corporation and its sole member

By:
Johannson Yap, Executive
Vice President

		By:	CSJV FirstCal 2, LLC, a Delaware limited liability company

		By:	California State Teachers’ Retirement System, a public entity
By:
Its:

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY, a California corporation

By:
Printed:
Title:

EXHIBIT C

BILL OF SALE

THIS BILL OF SALE is executed and delivered as of the        day of                       , 200  , by                                                             , an                                                              (“Seller”), for the benefit of                                                             , a                                   (“Buyer”).

W I T N E S S E T H:

WHEREAS, Seller has sold and conveyed to Buyer the real property (the “Property”) described in that certain Deed executed by Seller in favor of Buyer dated as of the date hereof; and

WHEREAS, in connection with such conveyance of the Property, Seller has agreed to sell to Buyer and Buyer has agreed to purchase from Seller all right, title and interest of Seller in and to the tangible personal property located on the Property and used in connection with operation and maintenance of the Improvements including, but not limited to the following:  None (the “Personal Property”);

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid at or before the execution, sealing and delivery hereof, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller, Seller hereby agrees as follows:

1.             Sale and Conveyance.  Seller hereby sells, transfers and conveys unto Buyer, its successors and assigns, all right, title and interest of Seller in and to the Personal Property.

2.             Disclaimer.  This Bill of Sale is made without warranty, representation, or guaranty by or recourse against Seller of any kind whatsoever.

3.             Governing Law.  This Bill of Sale shall be governed by and construed in accordance with the internal laws of the state in which the Property is located, without reference to the conflicts of laws or choice of law provisions thereof.

4.             Binding Effect.  This Bill of Sale shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

C-1

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed by its duly authorized signatory as of the day and year first above written.

By:

By:
Name:
Title:

C-2

EXHIBIT D

LEASE LIST

The list of leases was provided on September 1, 2005 via e-mail, from Seller’ s counsel to Buyer’s counsel, in the form of a current rent roll, dated August 1, 2005.

The list of security deposits was provided via e-mail, on September 6, 2005, from Seller’s counsel to Buyer’s counsel.

D-1

EXHIBIT E

DISCLOSURE SCHEDULE

Leases

1.             Asset #177 (Atlanta)

•              A tenant alleges that an adjacent tenant’s activities are disturbing its quiet enjoyment.  We do not believe that their quiet enjoyment is disturbed but we are working with both tenants to resolve the dispute.

•

2.             Assets #725 and 726 (Nashville)

•              Deen Prefilled Syringes LLC leased space in each building by assignment from American Medical Link, Inc.  Deen Prefilled Syringes LLC filed for bankruptcy and rejected the leases.  Prior to the bankruptcy we had an action pending against Deen Prefilled Syringes LLC and American Medical Link, Inc.  We are continuing to pursue American Medical Link but have terminated the Leases.

•

3.             Asset #730 (Nashville)

•              Express Media filed for Chapter 11 bankruptcy on August 9, 2005.  The tenant is still in the space and has not paid rent since filing for bankruptcy.

Agreements

1.             Assets #701, 702, 703, 710, 725, 727, 728, 713 (Nashville)

•              XO Communications is serving tenants in the buildings noted above without a contract.  They are not paying any revenue.

•

2.             Assets # 202 and 204 (Orlando)

•      Seller has an unrecorded agreement with ***, the seller of the ground for the buildings, where Seller agreed to pay as part of the purchase price an amount of money based on the amount of office square feet built in the buildings.  This obligation does not run with the land and is binding only on the Seller.  Since all of the space is not built out, Buyer will need to notify Seller from time to time about the amount of the office build out for the initial build out in the buildings.  (See Section 19.12 of the Agreement to which this Exhibit is attached.)

E-1

Government Violations and Compliance

1.             Asset #319 (Cincinnati)

•              A tenant (California Closets) erected a sign in violation of the zoning code.  We have discussed the issue with the zoning administrator for Deerfield Township and it is doubtful whether a variance would be received.  To date we have not received any written notice requiring us or the tenant to remove the sign.  The sign has been in place for over two (2) years.

E-2

EXHIBIT F

FORM OF DEED

Form shall be as agreed by counsel for each of Seller and Buyer, respectively.

F-1

EXHIBIT G

NON-FOREIGN CERTIFICATE

To inform                                           (“Transferee”), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), will not be required upon the transfer of certain real property to Transferee by                                                             (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:

1.             Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

2.             Transferor’s U.S. employer identification number is                                  ; and

3.             Transferor’s address is                                                    .

Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Dated as of:

By:

By:
Name:
Title:

G-1

EXHIBIT H

NOTICE TO TENANTS

[TO BE REVISED TO ADDRESS POST-CLOSING RECONCILIATION ARRANGEMENTS]

[DATE], 200

VIA CERTIFIED MAIL

RETURN RECEIPT REQUESTED

[NAME AND ADDRESS OF TENANT

PER LEASE NOTICE PROVISION]

Re:          Sale of [NAME OF PROPERTY]

Dear Tenant:

This letter shall constitute notice of the transfer of the above-referenced premises and assignment of your lease for said premises by [INSERT NAME] (“Former Landlord”) to                               (“FirstCal II”).  From and after the date of this notice, all rent payments due under your lease shall be paid to FirstCal II at:

[FILL IN APPLICABLE REGIONAL

LOCK BOX INFORMATION]

or if sent by Federal Express or overnight courier:

[FILL IN APPLICABLE REGIONAL

OVERNIGHT DELIVERY ADDRESS]

Your property manager is                                               and your local property management office is located at the following address:

First Industrial, L.P.

[FILL IN ADDRESS OF APPLICABLE

LOCAL REGIONAL OFFICE]

Your local asset manager is [FILL IN NAME], who may be contacted at [FILL IN PHONE AND FAX NUMBER FOR LOCAL REGIONAL OFFICE].

H-1

All formal written notices delivered under your lease should, however, be directed to FirstCal II

at:	First Industrial, L.P. 311 South Wacker Drive, Suite 4000 Chicago, Illinois 60606 Attn: Executive Vice President-Operations

w/copy to:	Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP 333 West Wacker Drive 27th Floor Chicago, Illinois 60606 Attn: Suzanne Bessette-Smith

Please do not hesitate to contact your local First Industrial property management office with any questions.  The effective date of this notice is the date of this letter.

[SELLER ENTITY], By: Its:	[BUYER ENTITY, a
, a
By:
Its:

By:
Its:

Name:
Title:

H-2

EXHIBIT I

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (“Assignment”) is entered into as of the           day of                                 , 200    , by and between                                                             , an                                       (“Assignor”), and                                                       , a                                         (“Assignee”).

RECITALS:

A.            Assignor has sold and conveyed to Assignee all that tract or parcel of land more particularly described in that certain deed executed by Assignor in favor of Assignee dated as of the date hereof, together with all improvements thereon and all rights, easements and appurtenances thereto (hereinafter collectively referred to as the “Property”) pursuant to that certain Agreement for Purchase and Sale between Assignor and Assignee dated as of August            , 2005 (the “Purchase Agreement”).  All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

B.            In connection with such conveyance of the Property, Assignor and Assignee wish to enter into this Assignment to evidence the terms of the transfer by Assignor to Assignee of all right, title and interest of Assignor (i) as landlord in and to all leases, subleases and other occupancy agreements (collectively, the “Leases”) in force and effect at the date hereof, whether or not of record, for the use or occupancy of any portion of the Property including the leases referred to in that certain Lease List attached as Exhibit A hereto; (ii) in and to all guaranties (collectively, the “Guaranties”) of the obligations of the tenants under the Leases, if any, the existence of which Guaranties (although not necessarily the identity of each guarantor) is scheduled on Exhibit B hereto; (iii) in and to all security deposits (hereinafter collectively referred to as the “Security Deposits”) as described in such Lease List, the receipt of which is hereby acknowledged by Assignee; (iv) in and to the Commission Agreements; (v) in and to the Service Contracts, all of which are scheduled on Exhibit C hereto; (vi) in and to all site plans, construction and development drawings, plans and specifications (collectively, the “Plans”) for the Property; (vii) in and to all sewer and water permits and licenses, building permits, certificates of occupancy, demolition and excavation permits, curb cut and right-of-way permits, drainage rights, permits, licenses and similar or equivalent private and governmental documents of every kind and character whatsoever pertaining or applicable to or in any way connected with the development, construction, ownership, or operation of the Property (collectively, the “Permits”); and (viii) in and to all warranties and guaranties pertaining or applicable to or in any way connected with the development, construction, ownership or operation of the Property, including, but not limited to, those Warranties for roofs and HVAC systems (collectively, the “Warranties”).

NOW, THEREFORE, for and in consideration of the foregoing recitals, which are incorporated herein, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, Assignor and Assignee hereby agree as follows:

1.             Transfer and Assignment.  Assignor hereby sells, transfers, assigns, delivers and conveys to Assignee all right, title and interest of Assignor in, to and under the Leases (as landlord), the Guaranties, the Security Deposits, Commission Agreements and Service Contracts.  To the extent assignable, Assignor hereby sells, transfers, assigns, delivers and conveys to Assignee all right, title and interest of Assignor in, to and under the Plans, Permits and Warranties.  To the extent any Plans, Permits and/or Warranties are not assignable, Assignor shall cooperate fully with Assignee, but without cost or expense to Assignor, to enforce such Plans, Permits and/or Warranties for the benefit of Assignee.

2.             Assumption of Obligations.  Assignee hereby assumes and agrees to observe and perform all of the obligations and duties of Assignor under each of the Leases, Commission Agreements, Service Contracts, Plans, Permits and Warranties to be observed, performed or discharged on, or relating to, or accruing with respect to the period after the date of this Assignment, including, without limitation, all covenants and obligations of Assignor with respect to those of the Security Deposits actually paid, credited, delivered or transferred to Assignee.

3.             Assignee’s Indemnification.  Assignee hereby indemnifies, protects, defends and holds Assignor, Assignor’s members, partners, affiliates and shareholders, the partners, officers, directors and shareholders of Assignor’s members, partners, affiliates and shareholders, and their respective successors, and assigns, harmless from any and all claims, damages, losses, suits, proceedings, costs and expenses, including, without limitation, reasonable attorneys’ fees (collectively, “Losses”), both known or unknown, present and future, at law or in equity, arising out of, by virtue of or in any way related to the breach by Assignee of (or Assignee’s failure to timely perform) any or all of the obligations imposed on the lessor or the landlord under any or all of the Leases and the Guaranties, which obligations accrue from and  after the date of the Closing.

4.             Assignor’s Indemnification.  Assignor hereby indemnifies, protects, defends and holds Assignee, Assignee’s members, partners and affiliates, the partners, officers, directors and shareholders of Assignee’s members, partners and affiliates, and all of their respective successors and assigns harmless from any and all Losses, both known and unknown, present and future, at law or in equity and arising out of, by virtue of, or in any way related to, the breach by Assignor of (or Assignor’s failure to timely perform) any or all of the obligations imposed on the lessor or the landlord under any or all of the Leases and the Guaranties, which obligations accrue on or prior to the date of the Closing.

5.             Governing Law.  This instrument shall be governed by and construed in accordance with the internal laws of the state in which the Property is located, without reference to the conflicts of laws or choice of law provisions thereof.

6.             Binding Effect.  This instrument shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

7.             Counterparts.  This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute but one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have each caused this Assignment to be executed by its duly authorized signatory as of the day and year first above written.

ASSIGNOR:

By:

By:
Name:
Title:

ASSIGNEE:

By:

By:
Name:
Title:

Exhibit A – Lease List

I-1

Exhibit B – Guaranty List

I-1

Exhibit C –Service Contracts

I-1

EXHIBIT J

LIST OF SERVICE CONTRACTS

See Attached List

City	Park	Item	Comments
Atlanta	Breckinridge	Future Security, Inc. Allgood Services Cen-Signal BMS Cleaning	Roving Patrol Security Pest Control Fire Alarm Monitoring Full Service Tenant Janitorial

Atlanta	Franklin Forest	This Ole Mop Allgood Services Barton Protective Services Certified Fire Protection	Window Cleaning Pest Control Roving Security Patrol Fire Alarm Monitoring

Atlanta	Hembree Crest; Hembree Park, and Northmeadow	Allgood Services Can-Signal	Pest Control Fire Alarm Monitoring

Atlanta	Founders Park	Abernathy’s Cleaning Services BMS Cleaning Allgood Services Can-Signal This Ole Mop	Full Service Tenant Janitorial Full Service Tenant Janitorial Pest Control Fire Alarm Monitoring Full Service Tenant Window Cleaning

Atlanta	Mansell Commons	Allgood Services Cen-Signal	Pest Control Fire Alarm Monitoring

Atlanta	Northbrook	Future Security, Inc. Allgood Services Cen-Signal Coast & Valley	Roving Patrol Security Pest Control Fire Alarm Monitoring Exterior Sweep (as needed)

Atlanta	Northwest Business Center	Barton Protective Services This Ole Mop Source Cleaning Allgood Services Cen-Signal	Roving Security Patrol Window Cleaning Full Service Tenant Janitorial Pest Control Fire Alarm Monitoring

Atlanta	Northwoods	Aquascape Environmental Allgood Services Valcourt Building Services of Georgia	Pond Maintenance Pest Control Window Washing

City	Park	Item	Comments
		Alliance Fire Protection	Fire Alarm Monitoring Contracts
		Barton Protective Services	Roving Security Patrol

Atlanta	Reps Miller	Allgood services	Pest Control
		Valcount Building Services of Georgia	Window Washing
		ADT & Cen-Signal	Fire Alarm Monitoring
		Barton Protective Services	Roving Security Patrol

Atlanta	Peachtree Corners	Allgood Services	Pest Control Contracts

Cincinnati	Cornell Commerce Center	Dangel Electronics, Inc.	Testing and Monitoring Contract dated 11/10/95
		Braco Window Cleaning Service	Window Cleaning Contract dated 10/28/04

Cincinnati	Creek Road	Detect-All (Creek 1)	Alarm Monitoring

Cincinnati	Enterprise Park	Orkin Exterminating Company	Pest Control contract dated 6/5/01 and 3/21/01
		ADT Security Services	Security Control Contract dated 1/8/02
		Winalco Inc.	Sewage System Maintenance Agreement dated 5/19/92
		Merchants Security, Inc.	Security Services Contract dated 4/26/96
		Braco Window Cleaning Service	Window Cleaning Contract dated 10/28/04

Cincinnati	Fairfield Business Center	Orkin Exterminating Company	Pest Control Contract dated 5/2/02
		The Quick Response	Alarm Monitoring Service Agreement dated 2/12/02
		Braco Window Cleaning Service	Window Cleaning Contract dated 10/28/04

Cincinnati	Governor’s Points	Tri-State Pest Management	Pest Control Contract dated 11/11/04
		The Quick Response	Alarm Monitoring Service Agreement dated 11/5/02
		Jancoa Janitorial Services	Janitorial Services Contract dated 6/4/04
		Strategic Energy	Power Supply Coordination Service Agreement dated 12/30/04
		DeBro-Kuempel	HVAC Preventive Maintenance Program Contract dated 1/8/04
		Braco Window Cleaning Service	Window Cleaning Contract dated 10/28/04

Cincinnati	Perimeter Park	Orkin Exterminating Company	Pest Control Contract dated 7/29/02
		ADT Security Systems	Security Contract dated 11/26/96 and 12/5/98
		Braco Window Cleaning Service	Window Cleaning Contract dated 10/28/04

City	Park	Item	Comments
Cincinnati	World Park	Meter Reading and Billing Services	Electric Meter Reading Contract dated 9/8/04
		Braco Window Cleaning Service	Window Cleaning Contract dated 10/28/04
		Detect-All (Building 5 & 6)	Alarm Monitoring

Cincinnati	World Park Union Centre	Tri-State Pest Management	Pest Control Contract dated 11/11/04
		Braco Window Cleaning Service	Window Cleaning Contract dated 10/28/04
		Detect-All	Alarm Monitoring

Cleveland	Alameda Drive	Edwards Systems Distributors	Fire Alarm Testing Contract dated 2/11/05
		Reliable Snow Plowing	Snow Removal / Landscaping Contract dated 11/19/04

Cleveland	5335 Avion Park Drive	Reliable Snow Plowing	Snow Removal / Landscaping Contract dated 11/19/04
		ADT	Fire Alarm Monitoring

Cleveland	Enterprise Parkway	Turiscape, Inc.	Snow Removal / Landscaping Contract dated 11/19/04
		Slate Alarm	Fire Alarm Monitoring

Cleveland	Fountain Parkway	Edwards Systems Distributors	Fire Alarm Testing Contract dated 2/11/05
Turiscape, Inc.

Cleveland	Park 82	Edwards Systems Distributors	Fire Alarm Testing Contract dated 2/11/05
		Reliable Snow Plowing	Snow Removal / Landscaping Contract dated 11/19/04

Cleveland	Solon	Edwards Systems Distributors	Fire Alarm Testing Contract dated 2/11/05

Columbus	Orange Point Commerce Park	Pest Control	Contract with Terminix Commercial dated 2/4/04
		ADT	Fire alarm monitoring

Columbus	South Pointe	ADT	Fire alarm monitoring

Columbus	Westbelt Drive	PDS Systems, LLC	Fire alarm monitoring

Columbus	Westbelt West	PDS Systems, LLC	Fire alarm monitoring

City	Park	Item	Comments
Columbus	Zene Trace	PDS Systems, LLC	Fire alarm monitoring

Minneapolis	Bloomington Industrial Center	Alarm Monitoring	Electro Watchman Inc. contract dated 6/10/99

Minneapolis	Broadway Business Center	Security System Pest Control	Honeywell contract dated 6/25/98 (bldgs III, IV, VI Plunkett’s Inc. contract dated 3/6/91

Minneapolis	Cedar Lake Business Center	Alarm Monitoring Service Pest Control	Electro Watchman, Inc. contract dated 5/1/98 Plunkett’s Inc. contract dated 3/6/91

Minneapolis	Chanhassen Lakes	Alarm System	Honeywell contract dated 5/25/98 (bldgs I & II)

Minneapolis	Crystal Industrial Center	Security Monitoring	Sentry Systems, Inc. contract dated 4/1/98

Minneapolis	Eagandale Crossing	Alarm Monitoring Service	Electro Watchman, Inc. contract dated 11/17/98

Minneapolis	Edenvale Tech Center	Alarm Monitoring	Electro Watchman, Inc. contract dated 2/12/02

Minneapolis	Edenvale Executive Center	Alarm System	Trans-Alarm, Inc. contract dated 10/21/99

Minneapolis	Edina Interchange	Pest Control Alarm System	Plunkett’s Pest Control contract dated 5/6/05 Trans-Alarm, Inc. contract dated 7/25/00; The International Dispa

Minneapolis	Golden Hills	Pest Control Alarm Monitoring	Plunkett’s Pest Control contraqct dated 1/17/01 The International Dispatch, Communication Center contract dated

Minneapolis	Golden Triangle Tech Center	Alarm Monitoring	Criticom monitoring dated 8/07/01

Minneapolis	Hampshire Tech Center	Alarm Monitoring	Silent Knight Security

Alarm Net dated 3/10/05

Minneapolis	Lunar Points	Alarm Monitoring	Electro Watchman, Inc. contract dated 10/23/01; AlarmNet contri

Minneapolis	Lyndale Commons	Alarm System	Electro Watchman, Inc. contract dated 7/27/01 (bldgs I & II)

Minneapolis	Plymouth Office/Tech Center	Alarm System	ADT Security Services contract dated 12/30/98

Minneapolis	River Road	Pest Control Security System	Adams Pest Control, Inc. contract dated 3/23/99 ADT Security Services contract dated 1/14/05

City	Park	Item	Comments
Minneapolis	University Crossing	Alarm Monitoring	Protection One contract dated 5/16/05

Minneapolis	Valley Gate/Green	Security System	ADT Security Services contract dated 12/23/99

Minneapolis	Westpoint Buildings	Alarm Systems	National Guardian contract dated 3/19/93; SecurityLink contract

Minneapolis	Westside Business Park	Pest Control Alarm System	ADT Security Services contract dated 12/23/99 Electro Watchman, Inc. contract dated 3/25/03

Nashville	Airpark Business Center	Cooks Pest Control	Contract for Pest Control dated 3/28/02
		National Guardian	Alarm Services Agreement
		SecurityLink	Alarm Services Agreement
		Terminix	Pest Control Contract
		Professional Window Washing Services, Inc.	Window washing Contract
		International Fire Protection	Fire Sprinkler Inspection Contract
		Initial Security.	Patrol Service Agreement dated 5/5/05

Nashville	Cumberland Business Center	Cooks Pest Control	Contract for Pest Contract dated 3/28/02
		SecurityLink	Alarm Services Agreement dated 10/22/89
		Professional Window Washing Services, Inc.	Window washing contract
		International Fire Protection	Fire Sprinkler Inspection Contract

Nashville	Greenbriar	Global Supply and Service Company	Contract for Janitorial Services dated 4/4/01
		Cooks Pest Control	Contract for Pest Control dated 3/28/02
		Simplex	Monitoring Service Agreement dated 3/4/99
		Professional Window Washing Services, Inc.	Window washing contract
		International Fire Protection	Fire Sprinkler Inspection contract
		Initial Security	Petrol Service Agreement dated 5/5/05

Nashville	Haywood Oaks	Cooks Pest Contract	Contract for Pest Control dated 3/28/02
		Access Control Technologies	Monitoring Contract dated 8/18/97
		Security Link	Alarm Services Agreement dated 3/1/98
		Simplex	Monitoring Contract dated 5/12/00
		Termix	Pest Control Contract
		Professional Window Washing Services, Inc.	Window washing contract
		International Fire Protection	Fire Sprinkler Inspection Contract
		Initial Security	Patrol service Agreement dated 8/5/05

Nashville	Haywood Oaks East	Cooks Pest Control	Contract for Pest Control dated 3/28/02
		Professional Window Washing Services, Inc.	Window washing contract

City	Park	Item	Comments
		International Fire Protection	Fire Sprinkler Inspection Contract
		Initial Security	Patrol Service Agreement dated 5/5/05

Nashville	Metro Center	Professional Window Washing Services, Inc.	Window washing contract
		Initial Security	Patrol Service Agreement dated 5/5/05

Nashville	Metropolitan Airport Center	Global Supply and Service Company	Contract for Janitorial Services dated 3/3/00
		Cooks Pest Control	Contract for Past Control dated 3/28/02
		Simplex	Monitoring Service Agreement
		Professional Window Washing Services, Inc.	Window washing contract
		International Fire Protection	Fire Sprinkler Inspection Contract
		Initial Security	Patrol Service Agreement dated 5/5/05

Nashville	Riverview Business Center	Cooks Pest Control	Contract for Pest Control dated 3/28/02
		ADS Security and Control	Contract for Security dated 4/15/98
		Simplex	Fire Alarm and Security Monitoring
		Professional Window Washing Services, Inc.	Window washing contract
		International Fire Protection	Fire Sprinkler Inspection Contract

Nashville	Royal Parkway Center	Global Supply and Service Company	Contract for Janitorial Services dated 3/3/00
		Cooks Pest Control	Contract for Pest Control dated 3/25/02; Termite Control Agreement
		Simplex	Monitoring Service Agreement
		Terminix	Pest Control Contract
		Professional Window Washing Services, Inc.	Window Washing contract
		International Fire Protection	Fire Sprinkler Inspection Contract
		Initial Security	Patrol Service Agreement dated 5/5/05

Orlando	Technology Park	Water Management - All Bldgs	The Lake Doctors contract dated 3/29/04
		Pest Control	Orkin Pest Control contract dated 3/2/04 (100 Tech); 17 Orkin Pest
		Window Cleaning - All Bldgs	Bay Area Window Cleaning, Inc. contract dated 8/15/02
		Sweeping - All Bldgs	Skyline Maintenance Sweeping Services Agreement dated 3/30/01

Orlando	Lee Vista	Pest Control	Orkin Pest Control contract dated 4/27/04
		Life Safety System Test	Siemens Building Technologies, Inc. contract dated 9/18/03
	Lee Vista 1	Fire Safety Monitoring	Siemens Building Technologies, Inc. contract dated 9/18/03
		Window Cleaning	A-1 Orange Cleaning Service Co, Inc. contract dated 3/8/02
		Fire Sprinkler Testing	Southeast Fire Sprinklers, Inc. contract dated 8/7/01
		Sweeping Services	Skyline Maintenance Sweeping Service contract dated 3/30/01

		Pest Control	Orkin Pest contract dated 11/1/04

City	Park	Item	Comments
		Life Safety System Teat	Siemens Building Technologies, Inc. contract dated 9/18/03
	Lee Vista #	Fire Safety Monitoring	Siemens Building Technologies, Inc. contract dated 9/18/03
		Window Cleaning	A-1 Orange Cleaning Service Co, Inc. contract dated 3/8/02
		Fire Sprinkler Testing	Southeast Fire Sprinklers, Inc. contract dated 8/7/01
		Sweeping Services	Skyline Maintenance Sweeping Service contract dated 3/30/01

	Lee Vista #	Pest Control	Orkin Pest Control contract dated 4/27/04
		Window Cleaning	A-1 Orange Cleaning Service Co, Inc. contract dated 3/8/02

		Fire Sprinkler Testing	Southeast Fire Sprinklers, Inc. contract dated 8/7/01
	Service Center at Lee Vista	Fire Safety Monitoring	Simplex Monitoring Agreement dated 5/8/01
		Window Cleaning	A-1 Orange Cleaning Service Co, Inc. contract dated 3/8/02
		Sweeping Services	Skyline Maintenance Sweeping Service contract dated 3/30/01

Raleigh	Perimeter Park	Pest Control	Orkin Pest Control contract dated 11/13/03 (all bldgs)
		Building Maintenance	Alarms Plus contract dated 1/3/05

	Research Triangle Industrial Center	Pest Control	Orkin Pest Control contract dated 11/13/03 (all bldgs)
		Building Maintenance	Alarms Plus contract dated 1/3/05

	Spring Forest Business Center	Building Maintenance	Young Building Maintenance contract dated 12/16/04 (SF III)
		Pest Control	Orkin Pest Control contract dated 11/13/03 (all bldgs)
		Building Maintenance	Alarms Plus contract dated 1/3/05

EXHIBIT K

OFFICER’S CERTIFICATE

The undersigned,                                            , hereby certifies that:

(1)           he is the                                              of                                      , an Indiana corporation (the “Corporation”), the general partner of                                     , an                               (the “Partnership”), and as such, he has access to the books and records of both the Corporation and the Partnership and is making this certification for and on behalf of the Corporation;

(2)           he is also a member of the Investment Committee of the Corporation, which has the authority to determine whether the Corporation, as general partner of the Partnership, should sell any building owned by the Partnership and to authorize individuals at the Corporation to enter into agreements to effectuate such disposition;

(3)           at a meeting of the Investment Committee at which all members were present, it was unanimously resolved that the Partnership is authorized to sell the real estate and improvements thereto located at                                                         , and more particularly described on Exhibit A attached hereto, for a sales price of                                and No/100 Dollars ($                                      ) and upon such other terms and conditions as may be deemed appropriate or necessary by Dennis D. Oklak, Robert D. Fessler, Robert M. Chapman, Donald J. Hunter, Matthew A. Cohoat, James B. Connor, Steven R. Kennedy, Chris Seger, Howard L. Feinsand or any of them;

(4)           Dennis D. Oklak, Robert D. Fessler, Robert M. Chapman, Donald J. Hunter, Matthew A. Cohoat, James B. Connor, Steven R. Kennedy, Chris Seger, and Howard L. Feinsand, and Nicholas C. Anthony, as officers of the Corporation, or any of them, be and they are authorized from time to time to execute such documents as may be deemed appropriate or necessary in their determination to consummate said sale.

Executed the           day of                                , 2005.

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EXHIBIT L

NOTICE TO VENDORS

(Date)

Vendors of [Property Name]

Dear Vendors:

We are pleased to inform you that                                                    in                            ,                         County,                           , has been acquired by                                                              .  All future communications and notices should now be directed, as applicable, to:

Thank you for your cooperation, and feel free to call if you have any questions.

Very truly yours,

By:

By:
Name:
Title:

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EXHIBIT M

FORM OF TENANT ESTOPPEL CERTIFICATE

In connection with                                  (the “Buyer”) acquisition of the Leased Premises described in the lease abstract attached as Exhibit A and the listing of lease documents attached as Exhibit B (collectively, “Lease Abstract”), the undersigned on behalf of the Tenant certifies to Buyer as follows:

1.             The Lease Abstract contains a true, correct and accurate description of the lease by and between Landlord and Tenant (“Lease”), as the same may have been modified or amended, together with a description of any and all guaranties of the Lease that may have been delivered to Landlord or any predecessor to Landlord thereunder.

2.             The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as indicated in the Lease Abstract; and the Lease represents the entire agreement between the parties as to Tenant’s rights to the rentable square feet set forth in the Lease Abstract.  Except to the extent described in the Lease, Tenant has no options for acquisition, rights of refusal, rights of first offer or rights of negotiation in favor of Tenant with respect to the acquisition of the property of Landlord (or its predecessors, if applicable).

3.             The term of the Lease expires as set forth in the Lease Abstract. Tenant has no renewal rights other than those set forth in the Lease Abstract. Tenant has given Landlord a security deposit in the amount shown in the Lease Abstract.

4.             Rent under the Lease is as set forth in the Lease Abstract. No rent due has been paid more than one (1) month in advance. Tenant has no defenses or offsets which could be alleged in any action brought for rent accruing subsequent to the date of this Tenant Estoppel Certificate.

5.             Tenant currently pays Landlord the amount set forth in the Lease Abstract for charges other than rent, including real estate tax pass throughs, which are due and payable under the Lease. Such payments have not been made for any period more than one (1) month in advance of such payment and all such charges have been paid through the date of this Tenant Estoppel Certificate.

6.             Tenant has not executed any lease or sublease with respect to the Leased Premises other than the Lease, and Tenant has not assigned or encumbered its interest in the Lease.

7.             Landlord has satisfied all of Landlord’s current obligations under the Lease in the nature of inducements to Tenant’s occupancy, and all improvements required by the terms of the Lease to be made by Landlord have been satisfactorily completed.

8.             Tenant has not defaulted and is not currently in default in its obligations under the Lease and, to Tenant’s knowledge, Landlord has not defaulted and is not currently in default in any of its obligations under the Lease. Neither Tenant nor, to Tenant’s knowledge, Landlord has committed any breach under the Lease which, alone or with the passage of time, the giving of notice, or both, would constitute a default thereunder.

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9.             Tenant agrees that, upon Buyer’s acquisition of the Leased Premises, Tenant will attorn to and recognize Buyer as the Landlord under the Lease, with the same force and effect as if there were a direct lease between Tenant and Buyer.

10.           Tenant is not insolvent and is able to pay its debts as they mature. There are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy laws of the United States or any other state thereof.

Tenant acknowledges that Buyer has relied on the information contained in this Tenant Estoppel Certificate in determining whether to acquire the land and improvements in or on which is located the Leased Premises.  Tenant acknowledges that the statements contained herein may be relied upon by Landlord, Buyer, and Buyer’s Lender, if any, in connection with Buyer’s acquisition of the Leased Premises.

Executed this           day of                        , 2005.

TENANT:

By:

Printed:

Title:

M-2

EXHIBIT N

FORM OF SELLER’S ESTOPPEL CERTIFICATE

In connection with                           (the “Buyer”) acquisition of the Leased Premises described in the lease abstract attached as Exhibit A and the listing of lease documents attached as Exhibit B (collectively, “Lease Abstract”), the undersigned on behalf of the Landlord certifies to Buyer as follows:

1.             The Lease Abstract contains a true, correct and accurate description of the lease by and between Landlord and Tenant (“Lease”), as the same may have been modified or amended, together with a description of any and all guaranties of the Lease that may have been delivered to Landlord or any predecessor to Landlord thereunder.

2.             The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as indicated in the Lease Abstract; and the Lease represents the entire agreement between the parties as to Tenant’s rights to the rentable square feet set forth in the Lease Abstract.  Except to the extent described in the Lease, Tenant has no options for acquisition, rights of refusal, rights of first offer or rights of negotiation in favor of Tenant with respect to the acquisition of the property of Landlord (or its predecessors, if applicable).

3.             The term of the Lease expires as set forth in the Lease Abstract. Tenant has no renewal rights other than those set forth in the Lease Abstract. Tenant has given Landlord a security deposit in the amount shown in the Lease Abstract.

4.             Rent under the Lease is as set forth in the Lease Abstract. No rent due has been paid more than one (1) month in advance. Tenant has no defenses or offsets which could be alleged in any action brought for rent accruing subsequent to the date of this Tenant Estoppel Certificate.

5.             Tenant currently pays Landlord the amount set forth in the Lease Abstract for charges other than rent, including real estate tax pass throughs, which are due and payable under the Lease. Such payments have not been made for any period more than one (1) month in advance of such payment and all such charges have been paid through the date of this Tenant Estoppel Certificate.

6.             Tenant has not executed any lease or sublease with respect to the Leased Premises other than the Lease, and Tenant has not assigned or encumbered its interest in the Lease.

7.             Landlord has satisfied all of Landlord’s current obligations under the Lease in the nature of inducements to Tenant’s occupancy, and all improvements required by the terms of the Lease to be made by Landlord have been satisfactorily completed.

8.             Tenant has not defaulted and is not currently in default in its obligations under the

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Lease except for the failure to deliver a Tenant Estoppel Certificate and except for any delinquent rent as reflected in any accounts receivable report delivered by Landlord to Buyer and, Landlord has not defaulted and is not currently in default in any of its obligations under the Lease. Neither Landlord nor, to Landlord’s knowledge, Tenant has committed any breach under the Lease which, alone or with the passage of time, the giving of notice, or both, would constitute a default thereunder.

9.             Landlord acknowledges that Buyer has relied on the information contained in this Tenant Estoppel Certificate in determining whether to acquire the land and improvements in or on which is located the Leased Premises.  Tenant acknowledges that the statements contained herein may be relied upon by Landlord, Buyer, and Buyer’s Lender, if any, in connection with Buyer’s acquisition of the Leased Premises.

Executed this          day of                      , 2005.

LANDLORD:

By:

Printed:

Title:

N-2

EXHIBIT O

SELLER’S DELIVERIES

1.             Copies of any and all leases relating to the Property.

2.             Copies of the most currently available rent roll, schedule of security deposits held by Seller and delinquency or aged tenant receivable reports maintained by Seller or Seller’s management agent in the normal course of the ownership and operation of the Property.

3.             Copies of historical occupancy reports maintained by Seller or Seller’s management agent in connection with the Property relating to the current year and one (1) year immediately preceding the date of the Agreement.

4.             Copies of income and expense statements, year-end financial and monthly and annual operating statements of the Property for the current year and one (1) year immediately preceding the date of the Agreement.

5.             Copies of any bills and other notices pertaining to any real estate taxes or personal property taxes applicable to the Property for the current year and the three (3) years immediately preceding the date of the Agreement.

6.             Copies of all tenant ledgers showing all billings, payments and credits applied against the billings for the current year and one (1) year immediately preceding the date of this Agreement.

7.             Copies of all real estate tax, insurance, common area maintenance and other operating expense reconciliations prepared by Seller or Seller’s management agent in connection with the Property for one (1) year immediately preceding the date of the Agreement.

8.             Copies of all operating budgets prepared by Seller or Seller’s management agent in connection with the Property for the current year and one (1) year immediately preceding the date of the Agreement.

9.             Copies of all Service Contracts and Commission Agreements.

10.           Copies of certificates of insurance for all hazard, rent loss, liability and other insurance policies currently in force with respect to the Property.

11.           Copies of all third-party reports and data and any correspondence regarding the environmental conditions relating to the Property and in Seller’s possession.

12.           Copies of all engineering and architectural plans and specifications, drawings, studies and surveys relating to the Property, in Seller’s possession.

13.           Copies of all of Seller’s records for the two (2) year period preceding Closing pertaining to the repair, replacement and maintenance of the mechanical systems at the Property, inventory analysis of existing HVAC units and roof condition reports for each Property.

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14.           A schedule of the historical capital expenses for one (1) year prior to the Execution Date.

15.           Copies of all, if any, of the following in Seller’s possession: subdivision plans or plats, variances, parcel maps or development agreements relating to the Property; and licenses, permits, certificates, authorizations, or approvals issued by any Governmental Authority in connection with the construction, ownership, use and occupancy of the Property.

16.           A list of all Personal Property, if any.

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EXHIBIT P

PENDING LAND SALE PROPERTY

Location	Acres	Release Price

1. ***	3.48 acres	***

2. ***	5.15 acres	***

3. ***	5.6 acres	***

4. ***	0.71 acres	***

5. ***	4.65 acres	***

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EXHIBIT Q

DEPICTION OF *** LAND

***

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EXHIBIT R

ROFR PROPERTY

Asset #	Tenant	Location	Release Price

182, 183, 184	***	***	*** and ***

509	***	***	***

719	***	(i) *** and (ii)***	***

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EXHIBIT S

MARKET LEASING COMMISSIONS

***

S-1

EXHIBIT T

OVER THE TERM COMMISSIONS

TENANT

***

***

***

***

***

***

***

***

***

***

***

***

***

***

(1)           Tenant executed early renewal and did not list a broker.  Original lease calls for OTC at least until 2/28/06.  It is likely due for the term of the lease.

(2)                 OTC until 10/3105 - Cashed out for renewal beginning 11/1/2005

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EXHIBIT U

SAMPLE TENANT RENT ROLL

SPACE HISTORY								CHARGE SUMMARY
Lease Name/Leased Premises Address	Unit ID	Space ID	Trans Type	Space Start Date	Space End Date	Term	Space Area	Charge Area	Tax Base	Ins Base	$Stop	Rent Start Date	Rent End Date	Monthly Gross Rent	Annual Gross Rent	Gross Rent PSF	Net Rent PSF

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EXHIBIT V

PHASE II PROPERTY

See Attached Schedule

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EXHIBIT V

PHASE II PROPERTY

ADDRESS	DUKE / FR	Allocation		ISSUES	RECOMMENDATIONS	COSTS
***	***	$	***	***	Phase II Investigation	$10,000 - $15,000
***	***	$	***	***	Phase II Investigation	$10,000 - $15,000
***	***	$	***	***	Phase II Investigation	$7,000 - $10,000
***	***	$	***	***	Phase II Investigation	$7,000 - $10,000
***	***	$	***	***	Phase II Investigation	$7,000 - $10,000
***	***	$	***	***	Phase II Investigation	$6,000 - $8,000
***	***	$	***	***	Phase II Investigation Agency file review/research	$6,000 - $8,000
***	***	$	***	***	Phase II Investigation	$12,000 - $18,000
***	***	$	***	***	Agency file review/research	$3,000 - $4,000
***	***	$	***	***	Agency file review/research	$3,000 - $4,000
***	***	$	***	***	Formal wetlands assessment	$6,000 - $8,000
***	***	$	***	***	Formal wetlands assessment	$6,000 - $8,000
***	***	$	***	***	Formal wetlands assessment	$6,000 - $8,000
***	***	$	***	***	Formal wetlands assessment	$6,000 - $8,000
***	***	$	***	***	Formal wetlands assessment	$6,000 - $8,000
***	***	$	***	***	Formal wetlands assessment	$6,000 - $8,000
					TOTAL COSTS	$107,000 - $150,000

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